                                 SCHEDULE 14A
                                (Rule 14a-101)

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the Commission
[ ]  Definitive Proxy Statement                 Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to
     sec. 240.14a-11(c) or sec. 240.14a-12

                        LA JOLLA PHARMACEUTICAL COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                         LA JOLLA PHARMACEUTICAL COMPANY
                             6455 NANCY RIDGE DRIVE
                           SAN DIEGO, CALIFORNIA 92121

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 13, 1999

To the Stockholders of
LA JOLLA PHARMACEUTICAL COMPANY

        The Annual Meeting of Stockholders of La Jolla Pharmaceutical Company, a Delaware corporation (the "Company"), will be held at the Company's offices at 6455 Nancy Ridge Drive, San Diego, California 92121, on May 13, 1999, at 10:00 a.m. for the following purposes:

        1. To elect a Board of five directors as follows: (a) two directors to serve a three-year term, one director to serve a two-year term, and two directors to serve a one-year term; or (b) if proposal number 5 is not approved, five directors to serve until the next annual meeting of stockholders of the Company and until their successors are elected and qualified.

        2. To consider and vote on a proposal to amend the Company's 1994 Stock Incentive Plan to increase by 750,000 (subject to antidilution adjustments specified in the plan) the total number of shares of the Company's Common Stock that may be issued pursuant to such plan.

        3. To consider and vote on a proposal to amend the Company's 1994 Stock Incentive Plan to include non-employee directors, including members of the Board's Compensation Committee, within the group of persons eligible to receive stock options (in addition to those awards of non-employee directors' options that each such director and member of the Board's Compensation Committee is already eligible to receive under the 1994 Stock Incentive Plan), restricted stock, stock appreciation rights, stock payments, performance awards of cash and/or stock, and dividend equivalents under such plan.

        4. To consider and vote on a proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 32,000,000 to 100,000,000.

        5. To consider and vote on a proposal to (a) adopt classified board provisions in the Company's Restated Certificate of Incorporation to (i) implement a classified board of directors divided into three classes of directors, with the term of office of one of the three classes of directors expiring each year and with each class being elected for a three-year term, (ii) provide that only the Board of Directors, and not the stockholders, may set by resolution the number of directors within the specified range of five (5) to nine (9), (iii) provide that only the Board of Directors may fill vacancies on the Board (unless no Board members remain) and that any director appointed to fill a vacancy on the Board of Directors will serve for the remainder of the full term of the class in which the vacancy occurred, and (iv) require a vote of 75% of the Company's stockholders to amend or repeal the foregoing classified board provisions (the "Classified Board Provisions"); and (b) to amend the Company's Amended and Restated Bylaws to conform with the Classified Board Provisions.

        6. To consider and vote on a proposal to amend the Company's Restated Certificate of Incorporation to prohibit stockholder action by written consent.

        7. To transact such other business as may properly come before the meeting or any adjournment thereof.

        The Company's Board of Directors has fixed the close of business on March 17, 1999 as the record date for the determination of stockholders entitled to notice of the annual meeting and to vote at the annual meeting.

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. YOU ARE URGED TO SIGN, DATE AND COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND WISH TO DO SO, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE SIGNED AND RETURNED YOUR PROXY CARD.


                                            By Order of the Board of Directors




                                            Wood C. Erwin
                                            Secretary

San Diego, California
April 13, 1999

                         LA JOLLA PHARMACEUTICAL COMPANY
                             6455 NANCY RIDGE DRIVE
                           SAN DIEGO, CALIFORNIA 92121

                                ---------------

                                 PROXY STATEMENT

                                ---------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 13, 1999

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of La Jolla Pharmaceutical Company, a Delaware corporation (the "Company"), for use at the Company's 1999 Annual Meeting of Stockholders to be held on May 13, 1999 at 10:00 a.m. (the "Meeting") and at any and all postponements and adjournments of the Meeting. The Meeting will be held at the Company's offices at 6455 Nancy Ridge Drive, San Diego, California 92121. This Proxy Statement and the accompanying form of proxy will be first mailed to stockholders on or about April 13, 1999.

        The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, Proxy Statement and form of proxy and the cost of soliciting proxies will be paid by the Company. The Company will pay brokers or other persons holding stock in their names or the names of their nominees for the reasonable expenses of forwarding soliciting material to their principals. Proxies may be solicited in person or by telephone, telefax or other electronic means by personnel of the Company who will not receive any additional compensation for such solicitation. In addition, the Company has engaged MacKenzie Partners, Inc. to assist in soliciting proxies for a fee of approximately $4,000 plus reimbursement of reasonable out-of-pocket expenses.

                                     VOTING

        The close of business on March 17, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of the Meeting and to vote at the Meeting. On that date there were 20,110,103 shares of the Company's Common Stock outstanding. Each share is entitled to one vote on any matter that may be presented for consideration and action by the stockholders at the Meeting. The holders of a majority of the shares of Common Stock outstanding on the record date and entitled to be voted at the Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Meeting and any adjournments and postponements thereof.

        Shares abstained or subject to a broker non-vote are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. For proposals other than the election of directors, abstentions are counted in tabulations of the votes cast on a proposal presented to stockholders and generally have the same effect as a vote against the proposal, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. With regard to the election of directors, votes may be cast in favor of the director or withheld. Because directors are elected by plurality, abstentions from voting and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome. If a quorum is present at the Meeting, the nominees receiving the greatest number of votes (up to five directors) will be elected.

        Each proxy submitted by a stockholder will, unless otherwise directed by the stockholder in the proxy, be voted FOR (a) election of the five director nominees named herein (Proposal 1); (b) amendment of the Company's 1994 Stock Incentive Plan, as amended (the "Plan") to increase by 750,000 (subject to antidilution adjustments specified in the Plan) the total number of shares of the Company's Common Stock that may be issued pursuant to the Plan (Proposal 2);
(c) amendment of the Plan to include non-employee directors, including members of the Board's Compensation Committee, within the group of persons eligible to receive stock options (in addition to those awards of non-employee directors' options that each such director and member of the Board's Compensation Committee is already eligible to receive under the
Plan), restricted stock, stock appreciation rights, stock payments, performance awards of cash and/or stock, and dividend equivalents under the Plan (Proposal
3); (d) amendment of the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock to 100,000,000 (Proposal 4); (e) amendment of the Company's Restated Certificate of Incorporation and Amended and Restated Bylaws to add the Classified Board Provisions (Proposal 5); and (f) amendment of the Company's Restated Certificate of Incorporation to eliminate the ability of the Company's stockholders to act by written consent (Proposal 6). If a stockholder has submitted a proxy appropriately directing how the shares represented thereby are to be voted, such shares will be voted according to the stockholder's direction. Any stockholder has the power to revoke his or her proxy at any time before it is voted at the Meeting by submitting a written notice of revocation to the Secretary of the Company or by filing a duly executed proxy bearing a later date. A proxy will not be voted if the stockholder who executed it is present at the Meeting and elects to vote the shares represented thereby in person.

        The Board of Directors reserves the right to withhold any proposal described herein from a vote at the Meeting if the Board of Directors deems a vote on such proposal to be contrary to the best interests of the Company and its stockholders. In such an event, the proposal withheld will be neither adopted nor defeated.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of March 17, 1999 by those known by the Company to be beneficial owners of more than five percent (5%) of the outstanding shares of the Company's Common Stock, by each of the current directors, by each of the executive officers named in the Summary Compensation Table on page 8, and by all directors and executive officers of the Company as a group. On March 17, 1999, there were 20,110,103 shares of Common Stock outstanding. The number of shares beneficially owned is deemed to include shares of the Company's Common Stock as to which the beneficial owner has or shares either investment or voting power. Unless otherwise stated, and except for voting powers held jointly with a person's spouse, the persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. All information with respect to beneficial ownership is based on filings made by the respective beneficial owners with the Securities and Exchange Commission or information provided to the Company by such beneficial owners.

          Name and Address                  Amount and Nature         Percent of
        of Beneficial Owner             of Beneficial Ownership(1)      Class
        -------------------             --------------------------    ----------
Abbott Laboratories                              3,369,604               16.8%
    100 Abbott Park Road
    Abbott Park, Illinois  60064

Biotech Target SA(2)                             3,001,000               14.9%
    Swiss Bank Tower
    Panama 1
    Republic of Panama

State of Wisconsin Investment Board              1,587,500                7.9%
    121 East Wilson
    Madison, Wisconsin  53707

Allstate Insurance Company(3)                    1,247,066                6.2%
    Allstate Plaza G5D
    Northbrook, Illinois  60062

New York Life Insurance Company(4)               1,145,608                5.7%
    51 Madison Avenue
    New York, New York  10010

Thomas H. Adams, Ph.D.(5)                           44,667                *

Mark T. Edgar, Ph.D.(5)                             40,600                *

William E. Engbers(5)                               37,667                *

Steven B. Engle(6)                                 339,234                1.7%

Wood C. Erwin(7)                                    32,935                *

Robert A. Fildes, Ph.D.(8)                          86,769                *

Bonnie Hepburn, M.D.(5)                             20,000                *

Joseph Stemler(9)                                  373,167                1.9%

W. Leigh Thompson, M.D., Ph.D.(10)                  34,667                *

Peter G. Ulrich                                      3,935                *

Andrew Wiseman(11)                                  33,400                *

All directors and executive                      1,062,639                5.3%
    officers as a group
    (10 persons)(12)

----------------------
   *    Less than 1%

  (1) Calculated pursuant to Rule 13d-3(d) under the Securities Exchange Act of 1934, as amended. Shares not outstanding that are subject to options or warrants exercisable by the holder thereof within 60 days of March 17, 1999 are deemed outstanding for the purposes of calculating the number and percentage owned by such stockholder, but not deemed outstanding for the purpose of calculating the percentage owned by each other stockholder listed. Unless otherwise noted, all shares listed as beneficially owned by a stockholder are actually outstanding.

  (2)   Wholly owned subsidiary of BB Biotech AG, a Swiss corporation.

  (3)   Includes 140,429 shares issuable upon exercise of warrants.

  (4)   Includes 112,343 shares issuable upon exercise of warrants.

  (5)   All shares are issuable upon exercise of stock options.

  (6) Includes 337,250 shares issuable upon exercise of stock options and 500 shares issuable upon exercise of warrants.

  (7)   Includes 18,800 shares issuable upon exercise of stock options.

  (8) Includes 42,867 shares issuable upon exercise of stock options and 12,101 shares issuable upon exercise of warrants.

  (9) Includes 122,667 shares issuable upon exercise of stock options. Includes 88,700 shares held by Stemler Company, LLC, that are beneficially owned by Joseph Stemler.

 (10) All shares are issuable upon exercise of stock options. All stock options are held by Dr. Thompson's daughter, Mary Linton Bounetheau Thompson Peters, and are beneficially owned by Dr. Thompson.

 (11)   Includes 28,275 shares issuable upon exercise of stock options.

 (12) Includes 741,860 shares issuable upon exercise of stock options and 12,601 shares issuable upon exercise of warrants.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

        Under the current charter documents, the Company's directors are elected at each annual meeting of stockholders. Currently, the number of authorized directors of the Company is six. There will be a vacancy on the Board created by Joseph Stemler's decision, announced at the Board's February 18, 1999 meeting, to not seek nomination for re-election. The Board intends to fill this vacancy when an appropriate successor can be found. At the Meeting, five directors will be elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified, provided however that the effect of Proposal 5, if approved, would be to classify the Board of Directors into three classes having staggered terms of three years each and make an initial classification of the nominees as listed below. Such an amendment would therefore extend the terms of two of the directors for two years and the term of one of the directors and the vacant director position for one year. Each director would then serve until the annual meeting of stockholders at which directors of his or her class are to be elected and/or until their respective successors are duly elected and qualified. If a quorum is present at the Meeting, the nominees receiving the greatest number of votes (up to five directors) will be elected.

        All of the nominees for election as directors at the Meeting set forth in the table below are incumbent directors and were elected at the 1998 Annual Meeting of Stockholders. Each of the nominees has consented to serve as a director if elected. Except to the extent that authority to vote for any directors is withheld in a proxy, shares represented by proxies will be voted FOR such nominees. In the event that any of the nominees for director should before the Meeting become unable to serve if elected, shares represented by proxies will be voted for such substitute nominees as may be recommended by the Company's existing Board of Directors, unless other directions are given in the proxies. Proxies cannot be voted for a greater number of persons than the number of nominees herein. To the Company's knowledge, all the nominees will be available to serve.

        The following biographical information is furnished with respect to each of the five nominees for election at the Meeting.

                                                                                              Class/End
                                                                                              of Term of
                                                                                              Director if
                                                                                              Classified
                                                                                  Director      Board
Nominee                                Age   Principal Occupation                  Since       Approved
-------                                ---   --------------------                --------    ------------
Thomas H. Adams, Ph.D.(1)               56   Chairman Emeritus of the              1991      Class 1/2000
                                             Board of Genta, Inc.;
                                             Chairman of the Board and
                                             Chief Executive Officer of
                                             Leucadia Technologies

William E. Engbers(2)                   56   Former Director, Venture              1991      Class 3/2002
                                             Capital, Allstate Insurance
                                             Company

Steven B. Engle(3)                      44   Chief Executive Officer and           1994      Class 1/2000
                                             Chairman of the Board of the
                                             Company

Robert A. Fildes, Ph.D.(4)              60   President of SB2, Inc.                1991      Class 2/2001

W. Leigh Thompson, M.D., PH.D.(5)       60   President and Chief Executive         1996      Class 3/2002
                                             Officer of Profound Quality
                                             Resources, Ltd.

----------------------

(1) DR. ADAMS is the founder and Chairman Emeritus of Genta, Inc., a publicly held biotechnology company in the field of antisense technology, and, since September 1998, has been Chairman of the Board and Chief Executive Officer of Leucadia Technologies, a privately held company in the field of medical devices. Before assuming the role of Chairman Emeritus of Genta, Inc. in 1997, Dr. Adams served as Genta, Inc.'s Chief Executive Officer. Before founding Genta in 1989, Dr. Adams founded Gen-Probe, Inc. in 1984 and served as its Chief Executive Officer and Chairman until its acquisition by Chugai Biopharmaceuticals, Inc. in 1989. Before founding Gen-Probe and until 1984, Dr. Adams was Senior Vice President of Research and Development at Hybritech. Hybritech was later acquired by Eli Lilly and Co. in 1986. Dr. Adams has also held management positions at Technicon Instruments and the Hyland Division of Baxter Travenol, and served as a Director of Biosite Diagnostics, Inc., a publicly held medical research firm, from 1989 to 1998. In addition, Dr. Adams currently serves as a Director of Life Technologies, Inc., which is a publicly held medical research firm. Dr. Adams holds a Ph.D. in Biochemistry from the University of California, at Riverside.

(2) MR. ENGBERS is the former Director of Venture Capital for Allstate Insurance Company. Mr. Engbers became a Director of Venture Capital for Allstate Insurance Company in 1997 after serving as Venture Capital Manager since 1989. Since the beginning of 1999, Mr. Engbers has been a consultant to Allstate Insurance Company. Before joining Allstate, he was a Vice President at Whitehead Associates, an investment firm, from 1983 to 1987, and Chairman of the Board of Plant Genetics, Inc., a publicly traded biotechnology company, from 1982 to 1989. Mr. Engbers currently serves as a Director of DM Management, a publicly held women's apparel company, Anthra Pharmaceuticals, Cardiologic Systems, Hawaiian Wireless, Lanart, Inc., Periodontics, Inc. and UroSurge, Inc. Mr. Engbers has been the Chairman or Director of more than two dozen corporations.

(3) MR. ENGLE, Chairman of the Board and Chief Executive Officer, joined the Company in 1993 as Executive Vice President and Chief Operating Officer. He assumed the offices of President, Director, and Secretary in 1994, and became Chief Executive Officer in 1995 and Chairman of the Board in 1997. From 1991 to 1993, Mr. Engle served as Vice President of Marketing and in other senior management positions while at Cygnus Inc., a publicly held company that develops drug delivery systems. From 1987 to 1991, he was Chief Executive Officer of Quantum Management Company, a privately held management consulting firm serving the pharmaceutical industry. From 1984 to 1987, he was Vice President of Marketing and Divisional General Manager for Micro Power Systems, a privately held company that manufactures high technology products including medical devices. From 1979 to 1984, he was a management consultant at Strategic Decisions Group and SRI International, where he advised pharmaceutical, high technology and other companies. Since 1998, Mr. Engle has served as a Director of CareLinc Corporation, a privately held developer of clinical information management systems and BIOCOM, a regional trade association for the biotechnology and medical devices industries. Mr. Engle holds an MSEE and a BSEE with a focus in biomedical engineering from the University of Texas.

(4) DR. FILDES currently serves as President of SB2, Inc., a privately held company in the field of antibody technology. From June to December of 1998, Dr. Fildes served as Chief Executive Officer of Atlantic Pharmaceuticals, a publicly held company in the field of biotechnology. From 1993 until August 1997, Dr. Fildes was the Chairman and Chief Executive Officer of Scotgen Biopharmaceuticals, Inc., a privately held company in the field of human monoclonal antibody technology. Scotgen Biopharmaceuticals filed for Chapter 7 bankruptcy protection under the federal bankruptcy laws in August of 1997. From 1990 to 1993, Dr. Fildes was an independent consultant in the biopharmaceutical industry. Dr. Fildes was the President and Chief Executive Officer of Cetus Corporation from 1982 to 1990. Before his eight years at Cetus, Dr. Fildes was the President of Biogen, Inc. from 1980 to 1982 and the Vice President of Operations for the Industrial Division of Bristol-Myers from 1975 to 1980. Dr. Fildes is currently a Director of Carrington Laboratories, a publicly held company that develops and manufactures products for wound and skin care, Atlantic Pharmaceuticals, a publicly held company, and Cytovax Biotechnologies and SB2, Inc., privately held companies. Dr. Fildes holds a D.C.C. degree in Microbial Bio-chemistry and a Ph.D. in Biochemical Genetics from the University of London.

(5) DR. THOMPSON has been President and Chief Executive Officer of Profound Quality Resources, Ltd., a private healthcare consulting firm which provides worldwide consulting services to health institutions and manufacturers, since 1995. From 1982 until 1994, Dr. Thompson was employed by Eli Lilly and Co., retiring as Chief Scientific Officer. Dr. Thompson was Professor of Medicine at Case Western Reserve University from 1979 until 1982 and Professor of Medicine at Indiana University from 1984 to 1995. Dr. Thompson also serves as a Director of BAS, Inc., Corvas International, DepoMed, Inc., Maret, Medarex, Inc., Ontogeny, Ophidian Pharmaceuticals, Inc. and Orphan Medical, Inc., each of which is a medical research firm. Dr. Thompson holds a Ph.D. from the Medical University of South Carolina and an M.D. from The Johns Hopkins University.

BOARD COMMITTEES AND MEETINGS

        The Audit Committee of the Board of Directors currently consists of Mr. Engbers and Mr. Stemler. The Audit Committee (a) reviews, prior to publication, the Company's annual financial statements; (b) reviews the scope of the current annual audit and fees therefor, and the results of the prior year's audit; (c) reviews the Company's accounting and financial reporting practices; (d) reviews the Company's system of internal accounting controls; (e) reviews the scope of any other services to be performed by the independent auditors; (f) recommends the retention or replacement of the independent auditors; (g) reviews the adequacy of the Company's accounting and financial personnel resources; (h) reviews and considers any other matters relative to the audit of the Company's accounts and the preparation of its financial statements and reports that the committee deems appropriate; and (i) reviews, acts on and reports to the Board of Directors with respect to various financial reporting and accounting practices and consults with the Company's independent auditors and management with respect thereto.

        The Compensation Committee of the Board of Directors currently consists of Dr. Adams, Dr. Thompson and Dr. Fildes. The Compensation Committee advises the Board of Directors with respect to various human resource matters, including compensation, and administers the Company's stock incentive plans.

        The Board of Directors acts as a committee of the whole with respect to nominations for membership on the Board. The Board will consider nominees recommended by stockholders, and stockholders desiring to make such a recommendation should submit the name, address, telephone number, and qualifications of the proposed nominee in writing to the Company's Secretary. See "Stockholder Proposals," below, for the requirements applicable to stockholders wishing to make director nominations.

        During the Company's fiscal year ended December 31, 1998, there were five meetings of the Board of Directors, one telephonic meeting of the Audit Committee, and two telephonic meetings of the Compensation Committee.

DIRECTORS' COMPENSATION

        Directors who are also employees of the Company receive no extra compensation for their service on the Board. Non-employee directors receive an annual retainer of $5,000, fees of $1,000 per Board or committee meeting attended in person, and $500 per telephonic Board or committee meeting, as well as reimbursement of reasonable costs associated with attendance at meetings of the Board and its committees.

        Pursuant to the Plan, each non-employee director of the Company automatically receives, upon becoming a director, a one-time grant of an option to purchase up to 40,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of a share of the Common Stock on the date of the option's grant. The options have a term of ten years and become exercisable with respect to 25% of the underlying shares on the grant date and with respect to an additional 25% of the underlying shares on the date of each of the first three annual stockholders' meetings following the grant date (or, if an annual meeting occurs within six months after the grant date, then on the second, third and fourth anniversaries of the grant date), if the recipient is then continuing as a director for the ensuing year. Each non-employee director also receives, upon each re-election to the Board, an automatic annual grant of an option to purchase up to 5,000 shares of the Company's Common Stock. These options have a term of ten years and an exercise price equal to the fair market value of a share of the Company's Common Stock on the date of grant. These options vest and become exercisable on the earlier to occur of (a) the first anniversary of the grant date or (b) immediately prior to the annual meeting of stockholders of the Company next following the grant date, if the director has served as a director from the grant date to such earlier date. These automatic grants of options to non-employee directors are referred to herein as "Non-Employee Directors' Options."

        On December 3, 1998, each of the five non-employee directors was granted an option to purchase up to 20,000 shares of the Company's Common Stock. Each such award was contingent upon stockholder approval of Proposal 3 to amend the Plan to include non-employee directors and members of the Board's Compensation Committee within the group of persons eligible to receive stock options (in addition to those awards of Non-Employee Directors' Options that each such director and member of the Board's Compensation Committee is already eligible to receive under the Plan), restricted stock, stock appreciation rights, stock payments, performance awards of cash and/or stock, and dividend equivalents under the Plan ("Incentive Awards"). Each option granted to a non-employee director on December 3, 1998 vests one-third on the date of grant and one-third on each of the first and second anniversaries of the grant date.

        During the fiscal year ended December 31, 1998, options to purchase a total of 125,000 shares of the Company's Common Stock were issued to the Company's non-employee directors. Of those options, options to purchase 25,000 shares of the Company's Common Stock were annual grants of Non-Employee Directors' Options and the remaining options to purchase 100,000 shares of the Company's Common Stock were Incentive Awards and were issued contingent upon approval of Proposal 3, as described above.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

        The following table sets forth the compensation paid for the last three fiscal years to (a) the Company's Chief Executive Officer, (b) the other four most highly compensated persons who were serving as executive officers of the Company at the end of the fiscal year ended December 31, 1998 and whose total annual salary and bonus for that fiscal year exceeded $100,000, and (c) an additional individual, Peter G. Ulrich, who would have been in the latter category of most highly compensated executive officers had he still been serving as an executive officer of the Company on December 31, 1998 (collectively, the "Named Executive Officers").

                                                                      Long-Term
                                                                     Compensation
                                             Annual Compensation       Awards
                                           ----------------------    ----------
                                                                     Securities
                                                                     Underlying         All Other
Name and Principal Position          Year      Salary($)   Bonus($)  Options (#)      Compensation($)
---------------------------          ----      ---------   --------  -----------      ---------------
Steven B. Engle                      1998      279,900       --       150,000              --
    Chief Executive Officer and      1997      246,737     10,000      25,000              --
    Chairman of the Board            1996      222,461       --        40,000             8,410(1)

Mark T. Edgar, Ph.D.                 1998      178,385       --        50,000               --
    Vice President of Product        1997      155,863       --        19,000               --
    Development and Operations       1996      143,631       --        15,000               --

    Bonnie Hepburn, M.D.(2)          1998      172,180       --          --                 --
    Vice President of Clinical       1997      200,682       --          --                 --
    Development                      1996      130,769       --        50,000             23,758(1)

    Peter G. Ulrich(3)               1998      135,395       --          --                --
    Executive Vice President         1997      170,326      5,000      55,000              --
                                     1996      150,865       --        20,000              --

    Wood C. Erwin                    1998      132,141       --        31,000              --
    Vice President of Finance and    1997      110,754       --         9,000             6,086(1)
    Chief Financial Officer          1996       90,384       --        30,000             8,758(1)

    Andrew Wiseman, Ph.D.            1998      104,294       --        12,000              --
    Director of Business             1997       95,518      5,000      10,000              --
    Development                      1996       81,690       --         6,000              --

----------------------
 (1)    All Other Compensation consisted of relocation expense reimbursement.

 (2) Dr. Hepburn joined the Company as Vice President of Clinical Development on April 29, 1996. Accordingly, she received compensation from the Company only for the period from April 29 to December 31 in fiscal year ended December 31, 1996.

 (3)    Mr. Ulrich left the Company on July 31, 1998.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth information regarding stock options granted to the Named Executive Officers during the fiscal year ended December 31, 1998.

                                 INDIVIDUAL GRANTS
                ------------------------------------------------------   Potential Realizable
                                 % of                                   Value at Assumed Annual
                 Number of       Total                                   Rates of Stock Price
                Securities      Options                                  Appreciation for
                Underlying     Granted to    Exercise                      Option Term($)(4)
                  Options     Employees in    Price        Expiration   -----------------------
     Name       Granted(#)(1) Fiscal Year  ($/share)(2)      Date(3)        5%         10%
     ----       ------------  ------------ ------------      -------    ---------    -------
Steven B. Engle   20,000         3.4%          4.000          5/13/08     50,312     127,499
                  36,705         6.2%          3.625          12/3/08     83,678     212,056
                  93,295        15.7%          3.625          12/3/08    212,689     538,995

Mark T. Edgar     25,000         4.2%          3.500          7/1/08      55,028     139,452
                  25,000         4.2%          3.625          12/3/08     56,994     144,433

Bonnie Hepburn     --            0.0%            --              --           --          --

Peter G. Ulrich    --            0.0%            --              --           --          --

Wood C. Erwin     31,000         5.2%         3.625          12/3/08     70,672     179,097

Andrew Wiseman     4,000         0.7%         2.625          9/17/08      6,603      16,734
                   8,000         1.3%         3.625          12/3/08     18,283      46,219

----------------------
(1) All options were granted under the Plan. The Plan is administered by the Compensation Committee of the Board, which has broad discretion and authority to construe and interpret the Plan and to modify outstanding options. All options granted on December 3, 1998, which consists of each option listed above with an expiration date of December 3, 2008, are exercisable with respect to 33.33% of the shares covered thereby starting on the first anniversary of the grant date, and thereafter with respect an additional 2.778% of the shares covered thereby on each successive monthly anniversary for twenty-four months. The remaining options listed above are exercisable with respect to 20% of the shares covered thereby starting on the first anniversary of the grant date, and thereafter with respect to an additional 20% of the shares covered thereby on each successive anniversary date.
(2) The exercise price and tax withholding obligations related to the exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions. The Exercise Price for each grant is the market price of the Company's Common Stock on the date of grant.
(3) All of the options were granted for a term of ten years, subject to earlier termination upon certain events related to termination of employment or a change in control of the Company.
(4) The potential realizable values listed are based on an assumption that the market price of the Company's Common Stock appreciates at the stated rate, compounded annually, from the date of grant to the expiration date. The 5% and 10% assumed rates of appreciation are determined by the rules of the Securities and Exchange Commission and do not represent the Company's estimate of the future market value of the Common Stock. Actual gains, if any, are dependent on the future market price of the Company's Common Stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

        The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gains realized on exercise during the fiscal year ended December 31, 1998 by the Named Executive Officers. The table also sets forth the number of shares covered by exercisable and unexercisable options held by such executives on December 31, 1998, and the aggregate gains that would have been realized had these options been exercised on December 31, 1998, even though these options were not exercised, and the unexercisable options could not have been exercised, on that date.

                                                 Number of Securities
                                                Underlying Unexercised      Value of Unexercised
                      Shares                      Options at Fiscal         In-the-Money Options
                     Acquired                         Year End (#)         At Fiscal Year End(1)($)
                   on Exercise     Value      --------------------------  --------------------------
      Name             (#)       Realized($)  Exercisable  Unexercisable  Exercisable  Unexercisable
      ----         -----------   -----------  -----------  -------------  -----------  -------------
Steven B. Engle         --            --        315,583       209,417       608,685       147,936

Mark T. Edgar           --            --         32,300        82,700        20,286        54,649

Bonnie Hepburn          --            --         20,000        30,000            --            --

Peter G. Ulrich         --            --             --            --            --            --

Wood C. Erwin           --            --         13,800        56,200         1,500        29,375

Andrew Wiseman          --            --         26,275        28,600        54,485        20,448

----------------------
(1) These amounts represent the difference between the exercise price of the in-the-money options and the market price of the Company's Common Stock on December 31, 1998 (the last trading day of 1998). The closing price of the Company's Common Stock on that day on the Nasdaq National Market was $4.50. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

EMPLOYMENT AND CONSULTING CONTRACTS

        Steven B. Engle has an employment contract with the Company that provides for a minimum annual salary of $240,000 and entitles him to receive twelve months severance and up to twelve months of medical, dental and life insurance coverage in the event of (a) involuntary termination of his employment by the Company without cause; (b) if a change in control of the Company occurs and (i) his employment is terminated, (ii) his reporting responsibility changes, such that he does not report directly to the CEO or board of directors of the surviving company on all matters, (iii) he has a material reduction in responsibility or (iv) he is required to be employed other than in the San Diego area. Also, all employee stock options and other performance awards granted to Mr. Engle before December 31, 1997 shall automatically vest and become fully exercisable as of the termination of his employment and shall remain exercisable for a minimum period of one year.

        Joseph Stemler has a consulting contract with the Company pursuant to which he may perform consulting services for the Company from time to time as requested by the Company's Chief Executive Officer in exchange for $1,500 per day.

        In addition, all of the Company's employees, including the Named Executive Officers, are required to enter into Invention and Confidential Information Agreements with the Company. These agreements are intended to protect the Company's confidential information, including assignment to the Company of inventions conceived by the employee in the course of his or her employment with the Company. However, due to proscriptions on noncompetition covenants under California law, neither the Company's executives nor its employees are subject to any restriction on accepting employment with a competitor of the Company if their employment with the Company terminates for any reason.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors (the "Committee") is composed of three non-employee directors and administers the Company's executive compensation programs, including the Company's stock incentive plans. The Company's executive compensation program is designed to provide competitive levels of base compensation in order to attract, retain and motivate high-quality employees, tie individual total compensation to individual performance and the success of the Company, and align the interests of the Company's executive officers with those of its stockholders. In 1998, the Company's executive compensation program consisted of base salary and stock option grants.

        The Committee believes that the Company's ability to execute its drug discovery programs and successfully bring products to market depends heavily upon the quality of its top scientific and management personnel. Accordingly, the Committee attempts to set base salary for the Company's executive officers at levels that are competitive with compensation paid to top executives of similarly situated biotechnology companies, and not significantly below cash compensation available to the Company's key executives through alternative employment. However, because of the Company's current and historical need to conserve its cash resources, rewards for Company or individual performance have generally taken the form of stock-based awards.

        The Committee administers the Plan pursuant to which the Company may grant various stock-based awards intended to compensate Company personnel and align the interests of the recipients with those of the Company's stockholders. To date, only stock options have been granted under the Plan, although the Committee may, in the future, utilize other types of Incentive Awards available under the Plan. The Committee also administers options previously granted under the Company's 1989 Incentive Stock Option Plan and 1989 Nonstatutory Stock Option Plan.

        Because of the Company's need to conserve cash, the Committee has used stock options to reward executives for individual and Company performance and to provide incentives for vigorous pursuit of the Company's goals. In general, executive officers receive a substantial grant of stock options upon joining the Company. The Committee believes that these initial grants serve two purposes. First, they help to make up for any discrepancy between the cash compensation paid by the Company and salaries and bonuses available from more established employers who would compete for the services of the Company's executives. Second, the initial option grants are intended to give the recipients a meaningful stake in the Company's long-term performance, with any ultimate realization of significant value from those options being commensurate with returns to stockholders on investments in the Company's stock.

        In addition to initial grants, executive officers are eligible to receive periodic option grants based upon the performance of the Company and their individual progress and contributions. Such grants, if any, are determined by the Committee with the input and recommendation of the Company's Chief Executive Officer. In determining award levels, the Committee emphasizes Company performance and the contributions made by individual executives to that performance. The Committee believes that such a retrospective analysis is most appropriate and practicable for a development-stage biopharmaceutical enterprise like the Company, which operates in an uncertain environment and without the same sorts of standard measures of performance as are available to more seasoned companies.

        The Company faces significant challenges in the coming years and will rely heavily upon the Chief Executive Officer for leadership, strategic direction and operational effectiveness. The Company's goals over the next few years include succeeding in clinical trials of LJP 394 and additional drug candidates, forming additional strategic alliances, raising additional financing, and building a strong organization to support the Company's anticipated growth. The Chief Executive Officer will have ultimate responsibility for these goals as part of maximizing stockholders' returns on their investments in the Company and the Committee believes stockholders are best served if the Chief Executive Officer has significant incentives to meet these expectations. In 1998, the Chief Executive Officer received options to purchase up to 150,000 shares of Common Stock. The Committee set the Chief Executive Officer's options on the basis of its qualitative evaluation of the Chief Executive Officer's contributions. The Committee did not attempt to apply any specific quantitative measures to the Chief Executive Officer's compensation, or to provide any specific dollar value of option-based compensation to the Chief Executive Officer, due to the difficulty of determining the long-term value of an investment in the Company's stock.

                                               COMPENSATION COMMITTEE
                                               Thomas H. Adams, Ph.D.
                                               W. Leigh Thompson, M.D., Ph.D.
                                               Robert A. Fildes, Ph.D.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee of the Company's Board of Directors consists of Dr. Adams, Dr. Thompson and Dr. Fildes. No current member of the Compensation Committee is a current or former officer or employee of the Company. There are no Compensation Committee interlocks between the Company and other entities involving the Company's executive officers and Board members who serve as executive officers or Board members of such other entities.

                             STOCK PERFORMANCE GRAPH

        The following graph compares the cumulative total stockholder return on the Company's Common Stock for the period beginning June 3, 1994 (the date on which the Company's Common Stock was first publicly traded) and ending on December 31, 1998 with the Center for Research in Securities Prices ("CRSP") Total Return Index for the Nasdaq Stock Market (U.S. Companies) and the CRSP Total Return Index for Nasdaq Pharmaceutical Stocks (comprising all companies listed in the Nasdaq Stock Market under SIC 283). The graph assumes that $100 was invested on June 3, 1994 in the Company's Common Stock and each index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. Although the graph would normally cover a five-year period, the Company's Common Stock has been publicly traded only since June 3, 1994, and, therefore, the graph commences as of such date. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                                     6/3/94   12/30/94   12/29/95  12/31/96  12/31/97  12/31/98
                                    -------   --------   --------  --------  --------  --------
LA JOLLA PHARMACEUTICAL COMPANY     $   100   $    45    $   100   $   120   $    89   $    90
NASDAQ - US                             100       102        144       177       218       306
NASDAQ - PHARMACEUTICALS                100        97        177       178       184       235

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the securities laws of the United States, the directors and officers of the Company and persons who own more than 10% of the Company's equity securities are required to report their initial ownership of the Company's equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission and the Nasdaq National Market. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any late filings during the fiscal year ended December 31, 1998. To the Company's knowledge, based solely on its review of the copies of such reports required to be furnished to the Company during the fiscal year ended December 31, 1998, all of these reports were timely filed.

                                   PROPOSAL 2

              AMENDMENT TO THE COMPANY'S 1994 STOCK INCENTIVE PLAN
                          TO INCREASE AVAILABLE SHARES

        The maximum number of shares of the Company's Common Stock that may be issued pursuant to awards under the Company's 1994 Stock Incentive Plan is currently 1,750,000, and as of April 13, 1999, options covering a total of 1,749,783 shares are outstanding or have been exercised under the Plan. Of these options, options covering a total of 100,000 shares have been issued contingent upon stockholder approval of Proposal 3. Accordingly, only 217 shares remain available for new grants. The Company relies heavily upon the Plan to recruit, retain, and reward qualified employees and directors, and the Company's Board of Directors has unanimously approved, subject to approval by the Company's stockholders, an amendment of the Plan to make available an additional 750,000 shares of the Company's Common Stock (subject to antidilution adjustments) under the Plan.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

        Each of the current directors and each of the executive officers designated from time to time by the Compensation Committee of the Board of Directors (the "Committee"), which is the Plan's administrative committee, is eligible to receive awards under the Plan. Pursuant to the Plan, each of the executive officers, among others, is eligible to receive Incentive Awards. If Proposal 3 is approved, each non-employee director will also be eligible to receive Incentive Awards, and will receive the Incentive Award of an option to purchase up to 20,000 shares of the Company's Common Stock that was made on December 3, 1998, contingent upon stockholder approval of Proposal 3. Each of the director nominees, if re-elected at the Meeting, will automatically receive a Non-Employee Directors' Option to purchase up to 5,000 shares of the Company's Common Stock on May 13, 1999, and on the dates of future annual meetings if continuing as a director.

SUMMARY OF THE 1994 STOCK INCENTIVE PLAN

        The following is a summary of the principal features of the Plan as in effect and as proposed to be amended by this Proposal 2 and by Proposal 3.

        PURPOSE AND ELIGIBILITY. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing eligible persons with financial incentives to promote the success of the Company's business objectives, by increasing eligible persons' proprietary interest in the Company, and by giving the Company a means to attract and retain directors of appropriate experience and stature. Any officer, key employee, consultant or advisor of the Company designated from time to time by the Committee is eligible to receive grants of stock options, restricted stock, stock appreciation rights, stock payments, performance awards of cash and/or stock, and dividend equivalents under the Plan ("Incentive Awards"). Currently, it is estimated that approximately 122 persons are eligible for selection to receive Incentive Awards, consisting of approximately 109 employees, nine executive officers, and four consultants. If Proposal 3 is approved, the Company's directors, including members of the Committee, would be eligible to receive Incentive Awards, increasing the number of persons eligible for selection to 127. In addition to Incentive Awards, as discussed below, each of the Company's non-employee directors is entitled to receive an automatic, one-time grant of a stock option upon becoming a director, and an annual grant of an additional stock option upon each re-election as a director ("Non-Employee Directors' Options").

        STOCK OPTIONS. Stock options granted under the Plan ("Options") may be incentive stock options, which are intended to qualify under the provisions of
Section 422 of the Internal Revenue Code ("Incentive Options"), or non-qualified stock options, which do not so qualify ("Non-qualified Options"). The exercise price for each Option (other than Non-Employee Directors' Options) shall be determined by the Committee at the date of grant. The exercise price of each Option granted under the Plan generally may not be set below the fair market value of the underlying Common Stock on the date of grant, subject to permissible discounts of up to 15% from fair market value for Non-qualified Options in lieu of salary or bonus. The exercise price of any Option may be paid in cash or any other consideration the Committee deems acceptable, including delivery of capital stock of the Company (surrendered by the optionee or withheld from the shares otherwise deliverable upon exercise) or surrender of other awards previously granted to the recipient exercising the Option. The Committee may allow the Company to loan the exercise price to the optionee and/or to allow exercise in a broker-assisted transaction in which the exercise price will not be received until after exercise, if the exercise of the Option is followed by an immediate sale of some of the underlying shares and a portion of the sales proceeds is dedicated to full payment of the exercise price.

        Options (other than Non-Employee Directors' Options) granted under the Plan vest, become exercisable, and terminate as determined by the Committee. All Options granted under the Plan may be exercised at any time after they vest and before their expiration date, provided that no Option may be exercised more than ten years after its grant. In the absence of a specific written agreement to the contrary, an employee's Options will generally terminate (a) immediately upon termination of the recipient's employment with the Company for just cause; (b) 12 months after death or permanent disability; (c) 24 months after normal retirement; and (d) three months in the case of Incentive Stock Options, and six months in the case of Non-qualified Stock Options, after termination of employment for any other reason, in each case subject to earlier termination on the Option's original expiration date. Notwithstanding the foregoing, however, the Committee may designate shorter or longer periods after termination of employment to exercise any Option (other than a Non-Employee Directors' Option). Options cease to vest upon termination of employment, but the Committee may accelerate the vesting of any or all Options that had not become exercisable on or prior to the date of such termination. If Proposal 3 is approved, the Committee will determine, on a case-by-case basis, what the effects will be of termination of a non-employee director's service on the term of the Option (other than a Non-Employee Directors' Option). For each of the grants of Options to non-employee directors made on December 3, 1998, contingent upon stockholder approval of Proposal 3, in the event that the non-employee director ceases to be a director of the Company, the Option granted to him is exercisable, to the extent exercisable at that date, for a period of five years after that date or, if sooner, until the expiration of the Option according to its terms.

        OTHER AWARDS. In addition to Options, the Committee may also grant performance awards, restricted stock, stock appreciation rights ("SARs"), stock payments and dividend equivalents. Performance awards entitle the recipient to a payment in cash or in shares of Common Stock upon the satisfaction of certain performance criteria. Shares of restricted stock may be granted by the Committee to recipients who may not transfer the restricted shares until the restrictions are removed or expire. Stock appreciation rights, either related or unrelated to Options, entitle the recipient to payment of the difference between the fair market value of a share of Common Stock and the related exercisable Option or initial base amount, multiplied by the number of shares as to which such SAR is exercised. The Committee may also approve stock payments of the Company's Common Stock to any eligible person or grant dividend equivalents payable in cash, Common Stock, or other awards to recipients of Options, SARs, or other awards denominated in shares of Common Stock. For all such awards, the Committee shall generally determine the relevant criteria, terms, and restrictions.

        NON-EMPLOYEE DIRECTORS' OPTIONS. Under the Plan, each of the Company's non-employee directors automatically receives, upon becoming a non-employee director, a one-time grant of an option to purchase up to 40,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of a share of the Common Stock on the date of grant. These options have a term of ten years and vest with respect to 25% of the underlying shares on the grant date and with respect to an additional 25% of the underlying shares on the date of each of the first three annual stockholders' meetings following the grant date (or, if an annual meeting occurs within six months after the grant date, then on the second, third and fourth anniversaries of the grant date), but only if, on the date of each such annual meeting, the recipient is continuing as a director for the ensuing year.

        Further, each non-employee director of the Company, upon each re-election to the Board, automatically receives a grant of an additional option to purchase up to 5,000 additional shares of the Company's Common Stock. These options have a term of ten years and will vest and become exercisable upon the earlier to occur of (i) the first anniversary of the grant date or (ii) immediately prior to the annual meeting of stockholders of the Company next following the grant date, if the director has served as a director from the grant date to such earlier date. The exercise price for these options is the fair market value of the Company's Common Stock on the date of their grant.

        If Proposal 5 to adopt the Classified Board Provisions is approved, the Board of Directors has resolved to immediately amend this provision in the Plan regarding an automatic annual grant of an additional option to provide for the automatic annual grant of the option to purchase up to 5,000 shares of the Company's Common Stock on the date of each of the Company's Annual Meetings of Stockholders to each director who is either re-elected at such Annual Meeting of Stockholders or who is continuing as a director without being re-elected due to the classification of the Board of Directors.

        PLAN PROVISIONS REGARDING SECTION 162(m) OF THE INTERNAL REVENUE CODE. In general, Section 162(m) of the Code imposes a $1 million limit on the amount of compensation that may be deducted by the Company in any tax year with respect to the Chief Executive Officer of the Company and its other four most highly compensated employees, including any compensation relating to an award under the Plan. The Plan is designed to allow the Company to grant awards that are not subject to the $1 million limit of Section 162(m). No one person may be granted any awards with respect to more than 250,000 shares of Common Stock or in excess of $1 million in any one calendar year if such grant would otherwise be subject to Code Section 162(m). Furthermore, if Code Section 162(m) would otherwise apply and if the amount of compensation a person would receive under an award is not based solely on an increase in the value of the underlying Common Stock of the Company after the date of grant or award, the Committee is authorized to condition the grant, vesting, or exercisability of such an award on the attainment of a preestablished objective performance goal. The Plan defines a preestablished objective performance goal to include one or more of the following performance criteria: (a) cash flow, (b) earnings per share (including earnings before interest, taxes, and amortization), (c) return on equity, (d) total stockholder return, (e) return on capital, (f) return on assets or net assets, (g) income or net income, (h) operating margin, (i) return on operating revenue, (j) attainment of stated goals related to the Company's research and development or clinical trials program, (k) attainment of stated goals related to the Company's capitalization, costs, financial condition or results of operations, and (l) any other similar performance criteria.

        SECURITIES SUBJECT TO PLAN. No more than 1,750,000 shares of Common Stock (2,500,000 shares if Proposal 2 is approved) may be issued pursuant to or upon exercise of awards granted under the Plan. Shares of Common Stock subject to unexercised portions of any award that expire, terminate or are canceled, and shares of Common Stock issued pursuant to an award that are reacquired by the Company pursuant to the terms of the award under which the shares were issued, will again become eligible for the grant of further awards under the Plan. The number and kind of shares of Common Stock or other securities available under the Plan in general, as well as the number and kind of shares of Common Stock or other securities subject to outstanding awards and the exercise price per share of such awards, may be proportionately adjusted to reflect stock splits, stock dividends, and other capital stock transactions. If the Company is the surviving corporation in any merger or consolidation, each outstanding Option will entitle the optionee to receive the same consideration received by holders of the same number of shares of the Company's Common Stock in such merger or consolidation. In the event of a change in control, all non-employee directors' options and any other awards specified by the Committee shall immediately vest and become exercisable, and all conditions thereto shall be deemed to have been met. For purposes of the Plan, a change in control includes a reorganization, merger or consolidation in which more than 50% of voting securities of the Company are not represented by holders of such securities prior thereto; or a liquidation or dissolution of the Company; or the acquisition of more than 40% or more of the Company's voting securities by any person; or a majority change in Board membership without Board approval.

        On March 17, 1999, the market value of the Company's Common Stock was $3.5625 per share, options to purchase 27,130 shares had been exercised under the Plan, Options to purchase 1,723,053 shares were outstanding under the Plan at exercise prices ranging from $2.00 to $8.31 per share, and no shares remained available for future awards under the Plan. Of these options, options covering a total of 100,000 shares were issued contingent upon stockholder approval of Proposal 3. If Proposal 2 is approved, an additional 750,000 shares will be available for future awards under the Plan.

        ADMINISTRATION, AMENDMENT AND TERMINATION. The Plan is administered by the Committee of the Board, which consists of at least two non-employee directors of the Company appointed by the Company's Board, each of whom is required to be "disinterested" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, provided however, that the Board may, in lieu of the Committee, exercise any authority granted to the Committee under the Plan. The Committee has the authority to interpret the Plan and any agreements defining the rights and obligations of recipients of awards granted under the Plan; to determine the terms and conditions of awards; to prescribe, amend and rescind the rules and regulations of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. If awards are to be made to persons subject to Section 162(m) and such awards are intended to constitute performance-based compensation, then each of the Committee's members must be an "outside director," as such term is defined in
Section 162(m).

        The Committee, in its discretion, selects from the class of eligible persons those individuals to whom awards will be granted and determines the nature, dates, amounts, exercise prices, vesting periods, and other relevant terms of such awards. The Committee may, with the consent of the recipient of an award, modify the terms and conditions, accelerate or extend the vesting or exercise period, and adjust or reduce the purchase price of such award. However, the Committee has no authority or discretion with respect to recipients, timing, vesting, underlying shares or exercise price of non-employee directors' options, which matters are specifically governed by the provisions of the Plan. Awards may be granted under the Plan until the tenth anniversary of the Plan's effective date.

        FEDERAL INCOME TAX CONSEQUENCES. The following is a brief description of the federal income tax treatment which will generally apply to Options and other awards granted under the Plan, based on federal income tax laws in effect on the date of this proxy statement. The exact federal income tax treatment of Options and other awards will depend on the specific circumstances of the recipient. No information is provided herein with respect to estate, inheritance, gift, state or local tax laws, although there may be certain tax consequences upon the receipt or exercise of an option or other award or the disposition of any acquired shares under those laws.

        INCENTIVE OPTIONS. Generally, the optionee is not taxed and the Company is not entitled to a deduction on the grant or the exercise of an Incentive Option. If the optionee sells the shares acquired upon the exercise of an Incentive Option ("Incentive Option Shares") at any time after the later of (a) one year after the date of transfer of shares to the optionee pursuant to the exercise of such Incentive Option or (b) two years after the date of grant of such Incentive Option (the "Incentive Option holding period"), then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price paid for the Incentive Option Shares, and the Company will not be entitled to any deduction. If the optionee disposes of the Incentive Option Shares at any time during the Incentive Option holding period, then (1) the optionee will recognize capital gain in an amount equal to the excess, if any, of the sales price over the fair market value of the Incentive Option Shares on the date of exercise, (2) the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the Incentive Option Shares on the date of exercise, over the exercise price paid for the Incentive Option Shares, (3) the optionee will recognize capital loss equal to the excess, if any, of the exercise price paid for the Incentive Option Shares over the sales price of the Incentive Option Shares, and (4) the Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the optionee.

        For purposes of computing an optionee's "alternative minimum tax," the amount by which the fair market value of Incentive Option Shares on the date of exercise (or such later date as discussed below under "SPECIAL RULES FOR INSIDERS") exceeds the exercise price will be included as a positive adjustment in the calculation of an optionee's "alternative minimum taxable income" ("AMTI"). The "alternative minimum tax" imposed on individual taxpayers is generally equal to the amount by which 26% or 28% (depending on the optionee's
AMTI) of the individual's AMTI (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year. A taxpayer's alternative minimum tax attributable to this spread may be credited against the taxpayer's regular tax liability in later years to the extent that the regular tax liability exceeds the alternative minimum tax in any such year.

        NON-QUALIFIED OPTIONS. The grant of a Non-qualified Option is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise of the Non-qualified Option ("Non-qualified Option Shares") (determined as of the date of the exercise) over the exercise price of such option, and the Company will be entitled to a deduction equal to such amount. See "SPECIAL RULES FOR INSIDERS," below. A subsequent sale of the Non-qualified Option Shares generally will give rise to capital gain or loss equal to the difference between the sales price and the sum of the exercise price paid for such shares plus the ordinary income recognized with respect to such shares. Such gain or loss will be treated as short-term or long-term depending on the optionee's holding period for the shares involved in the disposition. If an optionee receives a Non-qualified Option having an exercise price that is only a small fraction of the value of the underlying Non-qualified Option Shares on the date of grant, such optionee may be required to include the value of the option in taxable income at the time of grant.

        SPECIAL RULES FOR INSIDERS. If the grant of an option is not approved by the Board or a committee of the Board that is composed solely of two or more "non-employee directors" (as such term is defined under Rule 16b-3 of the Exchange Act), and if an optionee is a director, officer or stockholder subject to Section 16 of the Securities Exchange Act of 1934 (an "Insider") and exercises an Option within six months of the date of grant, then the timing of the recognition of any ordinary income should be deferred until (and the amount of ordinary income should be determined based on the fair market value (or sales price in the case of a disposition) of the Common Stock upon) the earlier of the following two dates: (i) six months after the date of grant or
(ii) a disposition of the Common Stock, unless the Insider makes an election under Section 83(b) of the Code (an "83(b) Election") within 30 days after exercise to recognize ordinary income based on the value of the Common Stock on the date of exercise. In addition, special rules apply to an Insider who exercises an option having an exercise price greater than the fair market value of the underlying Common Stock on the date of exercise.

        RESTRICTED STOCK. Unless the recipient makes an 83(b) Election (as defined above) within 30 days after the receipt of the restricted stock, the recipient is not taxed and the Company is not entitled to a deduction until the restriction lapses, and at that time the recipient will recognize ordinary income equal to the difference between the then fair market value of the Common Stock and the amount, if any, paid by the recipient for the Common Stock, and the recipient's tax basis in the Common Stock will equal the then fair market value of the Common Stock. If the recipient makes a timely 83(b) Election, the recipient will recognize ordinary income at the time of the election equal to the difference between the fair market value of the restricted stock on the date of grant and the amount, if any, paid by the recipient for the Common Stock, and the recipient's tax basis in the Common Stock will equal the fair market value of the Common Stock on the grant date. Any subsequent sale of the Common Stock by the recipient generally will, depending upon the length of the holding period beginning just after the date the restriction on the Common Stock lapses or where an 83(b) Election is made just after the grant date, be treated as long or short term capital gain (loss) equal to the difference between the sale price (the recipient's tax basis) and the recipient's tax basis (sale price). The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the recipient.

        PERFORMANCE AWARDS AND SARS. Generally, the recipient of a performance award or a holder of a SAR will recognize ordinary income equal to the amount paid by the Company under either arrangement on the date the recipient or holder receives payment from the Company. If the Company places a limit on the amount that will be payable under a SAR, the holder may recognize ordinary income equal to the value of the holder's right under the SAR at the time the value of such right equals such limit and the SAR is exercisable. The Company will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the recipient or holder.

        MISCELLANEOUS TAX ISSUES. Special rules will apply in cases where an optionee pays the exercise or purchase price of the Option or applicable withholding tax obligations under the Plan by delivering previously owned Common Stock or by reducing the amount of Common Stock otherwise issuable pursuant to the Option. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares. The Plan provides that, in the event of certain changes in ownership or control of the Company, the right to exercise Options otherwise subject to a vesting schedule may be accelerated. In the event such acceleration occurs and depending upon the individual circumstances of the recipient, certain amounts with respect to such Options may constitute "excess parachute payments" under the "golden parachute" provisions of the Internal Revenue Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payment. The Company may be denied a deduction for compensation (including compensation attributable to Options) to certain officers of the Company to the extent the compensation exceeds $1 million in a given year.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

        The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Meeting, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and entitled to vote, is required to approve Proposal 2. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 2.

                                   PROPOSAL 3

              AMENDMENT TO THE COMPANY'S 1994 STOCK INCENTIVE PLAN
          TO MAKE NON-EMPLOYEE DIRECTORS, INCLUDING COMMITTEE MEMBERS,
               ELIGIBLE TO RECEIVE INCENTIVE AWARDS UNDER THE PLAN

        Under the Plan as currently drafted, non-employee directors and members of the Committee are not eligible to receive Incentive Awards (as defined above in "Proposal 2 -- Summary of the 1994 Stock Incentive Plan") under the Plan and are only eligible to receive Non-Employee Directors' Options (as defined above in "Proposal 2 -- Summary of the 1994 Stock Incentive Plan"). In December of 1998, the Board unanimously voted to amend the Plan, subject to stockholder approval, to include non-employee directors, including Committee members, among the group of persons eligible to receive Incentive Awards, and granted an option to purchase up to 20,000 shares of the Company's Common Stock to each of the Company's five non-employee directors. These option grants were made contingent upon stockholder approval of this Proposal 3.

        The Company relies heavily upon the Plan to recruit, retain, and reward qualified directors. The Board's decision to amend the Plan to make non-employee directors, including Committee members, eligible to receive Incentive Awards was based on its desire to remain competitive with other boards in order to enable the Company to retain and attract qualified non-employee directors. Neither the Board nor the Committee has any present intentions to award Incentive Awards to the non-employee directors other than the December 3, 1998, grant of options to its non-employee directors contingent on stockholder approval of this Proposal 3 but may, in the future, grant additional Incentive Awards to its non-employee directors. For a summary of the Plan as currently in effect and as proposed to be amended by Proposal 2 and this Proposal 3, see "Proposal 2 -- Summary of the 1994 Stock Incentive Plan."

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

        If Proposal 3 is approved, each of the current non-employee directors, including Committee members, would receive an option to purchase up to 20,000 shares of the Company's Common Stock, as more fully described below. In addition, the non-employee directors, including Committee members, would be eligible to receive future Incentive Awards as determined by the Committee or the Board. These Incentive Awards would be in addition to the Non-Employee Directors' Options that each non-employee director, including Committee members, is currently automatically entitled to receive under the Plan.

        The table below summarizes certain information with respect to awards granted to non-employee directors on December 3, 1998, which were contingent upon stockholder approval of Proposal 3:

                                NEW PLAN BENEFITS

--------------------------------------------------------------------------------
                            1994 STOCK INCENTIVE PLAN
--------------------------------------------------------------------------------
                                     Dollar Value      Number of
Name                                 at 12/31/98        Shares
----                                 -----------        ------

Non-Employee Directors(1)             $87,500(2)       100,000(3)

----------------------

(1) Includes all five current non-employee directors: Thomas H. Adams, Ph.D., William E. Engbers, Robert A. Fildes, Ph.D., Joseph Stemler, and
        W. Leigh Thompson, M.D., Ph.D.

(2) This amount represents the difference between the exercise price of options and the market price of the Company's Common Stock on December 31, 1998 (the last trading day of 1998). The exercise price of each option is $3.625 per share, the fair market value of the Company's Common Stock on the date of grant (December 3, 1998). The closing price of the Company's Common Stock on December 31, 1998 on the Nasdaq National Market was $4.50. Only one-third of the options represented by this table were exercisable on December 31, 1998.

(3) Each of the non-employee directors received an option to purchase up to 20,000 shares of the Company's Common Stock, contingent upon stockholder approval of Proposal 3. Each option vests one-third on the date of grant, December 3, 1998, and one-third on each of the first and second anniversaries of the grant date.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

        The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Meeting, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and entitled to vote, is required to approve Proposal 3. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 3.

                                   PROPOSAL 4

               AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF
               INCORPORATION - INCREASE IN AUTHORIZED COMMON STOCK

        The Board of Directors has voted unanimously to authorize an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock to 100,000,000 and to recommend such proposed amendment to the stockholders for adoption.

        Article IV of the Company's Restated Certificate of Incorporation currently provides that the Company is authorized to issue 32,000,000 shares of Common Stock. If adopted, the proposed amendment to Article IV of the Restated Certificate of Incorporation would provide that the maximum number of shares of Common Stock which the Company is authorized to issue is 100,000,000, thus increasing the number of authorized shares of Common Stock by 68,000,000.

        As of March 17, 1999, the Company had issued 20,110,103 shares of Common Stock and had reserved for issuance an additional 4,809,382 shares of Common Stock, for a total of 24,919,485 shares (78%) of the Company's authorized number of shares of Common Stock issued and outstanding or reserved for issuance. If the proposed amendment is adopted, there will be 75,080,515 shares of authorized, unissued and unreserved Common Stock.

        The Board of Directors has no immediate plans, understandings, agreements or commitments to issue a significant number of authorized shares of Common Stock. However, the Board of Directors believes that it is necessary, desirable and in the best interests of the Company and its stockholders to increase the number of shares of Common Stock that the Company is authorized to issue to enable the Company to take advantage of the nation's capital markets in the future and provide the Company the ability to raise capital, undertake financings, increase shares of Common Stock reserved for issuance pursuant to stock incentive plans, establish strategic relationships with other companies, or make future acquisitions through the issuance of Common Stock and debt or other securities that are convertible into Common Stock. No further action or authorization by the Company's stockholders would then be necessary prior to any issuance of additional shares, except as may be required for a particular transaction by applicable law or regulatory agencies or by the rules of any stock exchange or automated quotation system on which the Company's securities may then be listed or quoted. The authorization will avoid the necessity of delays and increased costs in obtaining authorized capital stock for these purposes in the future.

        The Board of Directors' purpose in proposing the amendment to Article IV is to provide the Company with the ability to meet its future capital needs. Although not a factor in the Board of Directors' decision to propose the amendment, an effect of this amendment may be to allow the Board of Directors to make it more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of current management. The Board of Directors would then have additional shares of Common Stock available, unless prohibited by applicable law or regulatory agencies or by the rules of any stock exchange or automated quotation system on which the Company's securities were then listed or quoted, for a sale of shares, merger, consolidation or similar transaction in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of a party attempting to take control of the Company. In addition, more shares of Common Stock would then be available should the Company's Stockholder Rights Plan, dated December 3, 1998, be triggered.

        Each additional share of Common Stock authorized by the proposed amendment will have the same rights and privileges as each share of Common Stock currently authorized and outstanding. Stockholders of Common Stock have no preemptive rights to receive or purchase any shares of the currently authorized but unissued Common Stock or any of the shares authorized by the proposed amendment.

TEXT OF PROPOSED AMENDMENT

                                   ARTICLE IV

                            AUTHORIZED CAPITAL STOCK

        The Corporation is authorized to issue two classes of stock designated "Common Stock" and "Preferred Stock." The number of shares of Common Stock that the Corporation is authorized to issue is 100,000,000; the number of shares of Preferred Stock that the Corporation is authorized to issue is 8,000,000. The Board is hereby authorized to issue the shares of Preferred Stock in one or more series, to fix the number of shares of any such series of Preferred Stock, to determine the designation of any such series, and to fix the rights, preferences, and privileges and the qualifications, limitations or restrictions of the series of Preferred Stock to the full extent permitted under the Delaware General Corporation Law. The authority of the Board with respect to any series of Preferred Stock shall include, without limitation, the power to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, and the liquidation preferences and the number of shares constituting any such additional series and the designation thereof, or any of them; and to increase or decrease the number of authorized shares of any series subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the authorized number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. All shares of the Common Stock and the Preferred Stock shall have a par value of $.01 per share.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

        The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Meeting, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and entitled to vote, is required to approve Proposal 4. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 4.

                             ANTI-TAKEOVER PROPOSALS

        Proposals 5 and 6 in this Proxy Statement are proposals to amend the Company's Restated Certificate of Incorporation and Amended and Restated Bylaws, which amendments, as discussed below, may have certain anti-takeover effects. The following section discusses the general consequences of these proposals to stockholders of the Company and the existing anti-takeover devices that have already been implemented by the Board of Directors, and should be read in conjunction with the individual discussions with respect to Proposals 5 and 6.

THE ANTI-TAKEOVER PROPOSALS

        The Board of Directors has evaluated the potential vulnerability of the Company and its stockholders to the threat of unfair or coercive takeover tactics and has considered the range of possible responses to any such threat. Although the Board of Directors is not currently aware of any such threat, it has unanimously approved the amendments to the Restated Certificate of Incorporation and Amended and Restated Bylaws described in Proposal 5 (Classified Board Provisions) and Proposal 6 (elimination of stockholder action by written consent). Proposals 5 and 6 are intended to reduce the Company's vulnerability to unsolicited or hostile attempts to obtain control of the Company and to increase the likelihood that stockholders will receive a fair price for their shares in transactions relating to such attempts. Proposals 5 and 6 are not being proposed in response to any present attempt, known to the Board of Directors, to acquire control of the Company, to obtain representation on the Company's Board of Directors, or to take significant corporate action. The Company has no current intentions to adopt or propose anti-takeover measures other than Proposals 5 and 6.

        Third parties frequently accumulate stock positions in public corporations in order to force a merger or other business combination or to commence a tender or exchange offer or other hostile attempt to acquire control of a company. The Board of Directors believes that unsolicited takeover attempts may be unfair or disadvantageous to the Company and its stockholders because, among other reasons: (a) a non-negotiated takeover bid may be timed to take advantage of temporarily depressed stock prices; (b) a non-negotiated takeover bid may be designed to foreclose or minimize the possibility of more favorable competing bids or alternative transactions; (c) a non-negotiated takeover bid may involve the acquisition of only a controlling interest in the company's stock, without affording all stockholders the opportunity to receive the same economic benefits; and (d) a non-negotiated takeover bid may often deprive the stockholders of an adequate opportunity to evaluate the merits of the proposed transaction.

        By contrast, in a transaction in which a potential acquiror must negotiate with an independent board of directors, the board can and should take account of the underlying and long-term values of the Company's business, technology and other assets, the possibilities for alternative transactions on more favorable terms, anticipated favorable developments in the Company's business not yet reflected in the stock price, and equality of treatment of all stockholders.

        Proposals 5 and 6 are designed to encourage any person who might seek to acquire control of the Company to first consult with the Company's Board of Directors and to negotiate the terms of any tender offer or proposed business combination. The Board of Directors believes that, for the protection of the Company's stockholders, any proposed acquisition of control of the Company, and any proposed business combination in which the Company might be involved, should be thoroughly studied by the Company's Board of Directors to ensure that such transaction would be in the best interests of the Company and its stockholders and that all of the Company's stockholders be treated fairly. In sum, the Board of Directors believes that Proposals 5 and 6 are prudent and in the best interests of the Company and its stockholders and should be adopted for their protection.

        Despite the belief of the Board of Directors as to the benefits to stockholders of Proposals 5 and 6, the proposals, if adopted, may be disadvantageous to the extent that they have the effect of discouraging a future takeover attempt that is not approved by the Board of Directors, but which a majority of the stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over the then current market value or over their cost basis in such shares. As a result of such effects of Proposals 5 and 6, stockholders who might wish to participate in an unsolicited tender offer may not have an opportunity to do so. Proposals 5 and 6, if adopted, could also delay or frustrate the assumption of control by a holder of a large block of the Company's shares or a change in the composition of the incumbent Board of Directors, even if many stockholders considered such actions to be beneficial. Furthermore, the adoption of Proposals 5 and 6 will not ensure or guarantee that stockholders will receive a price for their shares in connection with an acquisition of control of the Company that reflects the value of such shares, or that the price received will be fair or equitable, although in the opinion of the Board of Directors the likelihood that the price will reflect such value and be fair and equitable will be increased by the adoption of Proposals 5 and 6.

EXISTING ANTI-TAKEOVER DEVICES

        In addition to Proposals 5 and 6, the Restated Certificate of Incorporation and the Amended and Restated Bylaws currently have provisions that could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of the Company, even if such transaction or occurrence may be favorable to the interests of some or all of the Company's stockholders.

        The Restated Certificate of Incorporation currently authorizes the Board of Directors to issue 8,000,000 shares of Preferred Stock having such rights, preferences and privileges as designated from time to time by the Board of Directors without stockholder approval. Under certain circumstances, the Company could use the Preferred Stock or currently authorized but unissued shares of Common Stock to create voting impediments or to frustrate persons seeking to affect a takeover or otherwise gain control of the Company or to dilute the public ownership of the Company, and thereby protect the continuity of the Company's management. Currently, there are no shares of Preferred Stock issued and outstanding. On December 18, 1998, the Company designated 75,000 shares of Preferred Stock as Series A Junior Participating Preferred Stock relating to Stockholder Rights Plan, dated as of December 3, 1998, by and between the Company and American Stock Transfer & Trust Company (the "Rights Plan").

        The Rights Plan involves distributions of one "Right" for each share of Common Stock outstanding as of the close of business on December 18, 1998, and for each share of Common Stock issued thereafter. Under the Rights Plan, among other provisions, if a person or group (other than Abbott Laboratories) acquires 15% or more of the Company's outstanding Common Stock (or if Abbott Laboratories acquires additional shares of Common Stock without the prior approval of the Board of Directors), each Right not owned by the acquiror or its affiliates will entitle its holder to pay the Company $30 and receive newly issued shares of Common Stock worth $60. This ability of stockholders other than the acquiror to purchase additional shares at a 50% discount from market, among other provisions in the Rights Plan, would cause an unapproved takeover to be much more expensive to an acquiror, resulting in a strong incentive to negotiate with the Board of Directors to redeem the Rights or approve the transaction instead of pursuing a hostile strategy.

        In addition, the Company is subject to Section 203 of the Delaware General Corporation Law, which prohibits a corporation from engaging in a "business combination" with an "interested stockholder" (defined generally as a person owning more than 15% of a Company's outstanding voting stock) for a period of three years after the date of the transaction in which the person first becomes an "interested stockholder" unless the business combination is approved in a prescribed manner. The application of Section 203 could also have the effect of delaying or preventing a change of control of the Company.

        In addition, in December of 1998, the Board of Directors unanimously voted to adopt three anti-takeover provisions in the Company's Amended and Restated Bylaws. Consequently, the Company's Bylaws were amended to (a) eliminate the ability of stockholders to call a special meeting of stockholders;
(b) require stockholders to give written notice of any proposal or the nomination of a director to the Secretary of the Company not less than 90 days prior to the scheduled Annual Meeting of Stockholders, or if less than 95 days' notice or prior public disclosure of the date of the scheduled Annual Meeting of Stockholders is given or made, not later than the close of business on the seventh day following the earlier of the date of the first public announcement of the date of such meeting and the date on which such notice of the scheduled meeting was mailed; and (c) establish certain qualifications of a person that may be elected to or appointed to fill a vacancy on the Board of Directors during the pendency of certain business combination transactions. These provisions may have the effect of delaying or precluding a nomination for the election of directors or of delaying or precluding any other business of a particular meeting if the proper procedures or director qualifications are not met. The provisions may also discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of the Company.

                                   PROPOSAL 5

               AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF
                 INCORPORATION AND AMENDED AND RESTATED BYLAWS -
                           CLASSIFIED BOARD PROVISIONS

        The Board of Directors has voted unanimously (a) to authorize the adoption of the Classified Board Provisions in the Company's Restated Certificate of Incorporation to (i) implement a classified board of directors divided into three classes of directors, with the term of office of one of the three classes of directors expiring each year and with each class being elected for a three-year term, (ii) provide that only the Board of Directors, and not the stockholders, may set by resolution the number of directors within the specified range of five (5) to nine (9), (iii) provide that only the Board of Directors may fill vacancies on the Board (unless no Board members remain) and that any director appointed to fill a vacancy on the Board of Directors will serve for the remainder of the full term of the class in which the vacancy occurred, and (iv) require a vote of 75% of the Company's stockholders to amend or repeal the foregoing Classified Board Provisions; (b) to amend the Company's Amended and Restated Bylaws to conform with the Classified Board Provisions in the Company's Restated Certificate of Incorporation; and (c) to recommend such proposed amendments to the stockholders for adoption. The text of these proposed amendments is set forth below.

        The Amended and Restated Bylaws and the Restated Certificate of Incorporation currently provide that the Company must have no less than five (5) directors and no more than nine (9) directors, with the exact number to be set from time to time by resolution of the board or the stockholders. The Board of Directors has set the number of directors at six (6). Currently all directors are elected to the Company's Board of Directors for a term of one year and vacancies on the Board may be filled by the Board or the stockholders.

        The proposed amendment, which would add a new Article VIII to the Company's Restated Certificate of Incorporation, would add a provision that divides the Board of Directors into three classes: Class 1, Class 2 and Class 3. Initially, members of all three classes will be elected at the Meeting. Directors then elected to Class 1 would serve until the Annual Meeting of Stockholders to be held in 2000, and until their respective successors are elected and qualified. Directors initially elected to Class 2 and Class 3 would serve until the Annual Meeting of Stockholders to be held in 2001 and 2002, respectively, and until their respective successors are elected and qualified. Commencing with the election of directors to Class 1 in 2000, each class of directors elected at an Annual Meeting of Stockholders would be elected to three-year terms. Under Delaware law, where a company's certificate of incorporation calls for a classified board of directors, the stockholders of the company may only remove a director from the board for cause unless the company's certificate of incorporation provides otherwise. The Company's Restated Certificate of Incorporation does not specifically provide for removal of a director without cause, and thus, an effect of the proposed amendment would be to eliminate the stockholders' ability to remove a director without cause.

        The proposed amendment to the Restated Certificate of Incorporation would also eliminate the stockholders' ability to fix the number of directors from time to time by resolution, within the range of five (5) to nine (9) directors, leaving the Board of Directors with sole authority to fix the number of directors from time to time within this range.

        The proposed amendment would also provide that vacancies due to resignation, death, increases in the number of directors, or any other cause would be filled only by the Board of Directors (unless there are no directors, in which case vacancies would be filled by the stockholders), keeping each class of directors as nearly equal in number as possible. In addition, any new director appointed to fill a vacancy on the Board of Directors will serve for the remainder of the full term of the class in which the vacancy occurred, rather than until the next annual meeting. These provisions relating to the removal of directors and the filling of vacancies will preclude a third party from removing incumbent directors without cause, and simultaneously gaining control of the Board of Directors by filling the vacancies created by removal with its own nominees.

        The Classified Board Provisions include an amendment to current Article VIII (Corporate Power) to the Restated Certificate of Incorporation, to (a) add a provision that requires the vote of holders of 75% or more of the Company's Common Stock to amend, repeal or modify the foregoing amendments or the Corporate Power Article of the Restated Certificate of Incorporation, and (b) renumber current Article VIII (Corporate Power) as Article X (or if Proposal 6 is not adopted by the stockholders, as Article IX). Delaware law provides that the certificate of incorporation of a Company may be amended by the vote of a majority of the shares of common stock then outstanding and entitled to vote, unless the relevant provision of the company's certificate of incorporation requires the vote of a greater number or proportion than a majority, in which case any such provision many not be amended, modified or repealed except by such greater vote. The supermajority vote provision in Proposal 5 will make it more difficult for the stockholders, following the Meeting, to modify or eliminate the new Article VIII (Number of Directors and Term of Office), including without limitation the provisions therein that classify the Board, that govern the filling of vacancies on the Board, and that specify that the number of directors of the Company shall be no less than five (5) and no greater than (9). This will enhance the Company's ability to maintain the stability of the Board of Directors, but may have the effect of further discouraging potentially unfriendly bids for the shares of the Company.

        Proposal 5 also calls for stockholder approval of conforming amendments to be made to the Company's Amended and Restated Bylaws to eliminate the stockholders' ability, currently set forth therein, to fix the number of directors by resolution within the specified range, and to set forth the contents of new Article VIII (Number of Directors and Term of Office) in the Amended and Restated Bylaws.

        The Board of Directors believes that the adoption of the Classified Board Provisions is in the best interests of the Company and its stockholders. The Classified Board Provisions will help lend continuity and stability to the management of the Company and will assure continuity and stability in the Board's leadership and policies. At any given time, approximately two-thirds of the members of the Board of Directors will have had prior experience as directors of the Company. The Board believes that this will facilitate long-range planning, strategy and policy because it will enhance the likelihood of continuity and stability in the composition of the Board of Directors and its policies. The Board of Directors believes that this will permit the Board of Directors to more effectively represent the interests of all stockholders. The Company is not aware of any prior problems with respect to director continuity.

        A classified Board of Directors will serve as an obstacle to any attempts to obtain control of the Company through the acquisition of a significant minority position and the election of a new slate of directors. At a minimum, two successive annual meetings of stockholders, as opposed to one, will normally be required in order to elect a majority of the Board, unless there is cause and sufficient voting strength to remove a particular director or directors. As a result, instituting a classified Board of Directors may deter certain mergers, tender offers, proxy contests or other future attempts to acquire control of the Company that some or a majority of stockholders may deem to be in their best interests or the Company's best interests. As a result of the classification's possible effect of discouraging some takeover bids or block purchases of stock by potential acquirors, stockholders may be deprived of opportunities to sell some or all of their shares in a tender offer which might involve a purchase price higher than the then-current market price or a bidding contest between competing bidders. Moreover, to the extent classification discourages open market purchases of the Company's stock, stockholders may be deprived of temporary increases in the market price of the Company's stock. Classification will also make it more difficult for stockholders to change the Company's Board of Directors at a time when the stockholders consider it desirable to do so. Consequently, the proposed amendment will tend to perpetuate current management. See "The Anti-Takeover Proposals."

        The Board of Directors believes that the Classified Board Provisions will provide the Board of Directors with the opportunity to negotiate with potential acquirors to obtain a fair price for stockholders in any change-of-control transaction, and more time to evaluate any takeover or control proposal and thus enable it to better protect the interests of the Company and the remaining stockholders in the event someone obtains voting control of a majority of the Company's stock. Classification is recommended for this reason and because the Board believes that it will enhance the quality and stability of the Board of Directors. The Classified Board Provisions are not being proposed in order to prevent an unsolicited takeover attempt, and the Board of Directors is not aware of any present attempt by any person to acquire control of the Company, obtain representation on the Board of Directors or take any significant action that would affect the governance of the Company. The Classified Board Provisions are permitted under Delaware law and are consistent with the rules of the Nasdaq National Market.

        The Board of Directors has considered the advantages and possible disadvantages of this proposal and has unanimously determined that the adoption of this proposal is in the best interests of the Company and its stockholders.

        The information concerning the current nominees for election as directors at the Meeting and the classes to which they would be elected if this Proposal 5 is approved is set forth above under the caption "Proposal 1 - Election of Directors." If the proposal to adopt a classified board is not approved and implemented, all directors elected at the Meeting will serve for a one-year term and until their successors are duly elected and qualified.

TEXT OF PROPOSED AMENDMENTS TO RESTATED CERTIFICATE OF INCORPORATION

                                  ARTICLE VIII

                     NUMBER OF DIRECTORS AND TERM OF OFFICE

        The total number of directors of the Corporation shall be not less than five (5) nor more than nine (9), with the actual total number of directors set from time to time exclusively by resolution of the Board of Directors. The Board of Directors shall initially consist of six members until changed by such a resolution. There shall be three classes of directors (each, a "Class"), known as Class 1, Class 2 and Class 3. The initial Class 1, Class 2 and Class 3 directors shall serve in office as follows: Class 1 shall retire at the first annual meeting of stockholders following the filing of the Corporation's Amended and Restated Certificate of Incorporation (the "Effective Date"), Class 2 shall retire at the second annual meeting of stockholders following the Effective Date, and Class 3 shall retire at the third annual meeting of stockholders following the Effective Date. This annual sequence shall be repeated thereafter. Each director in a Class shall be eligible for re-election if nominated, and such director's seat shall be open for election of a director, at the annual meeting of stockholders of the Corporation at which such Class shall retire, to hold office for three years or until his successor is elected or appointed.

        Any additional directors elected or appointed shall be elected or appointed to such Class as will ensure that the number of directors in each Class remains as nearly equal as possible, and if all Classes have an equal number of directors or if one Class has one director more than the other two Classes, then any additional directors elected or appointed shall be elected or appointed to the Class that does not have more directors than any other Class and is subject to election at an ensuing annual meeting before any other such Class.

        Vacancies due to resignation, death, increases in the number of directors, or any other cause shall be filled only by the Board of Directors (unless there are no directors, in which case vacancies will be filled by the stockholders) in accordance with the rule that each Class of directors shall be as nearly equal in number of directors as possible. Notwithstanding such rule, in the event of any change in the authorized number of directors each director then continuing to serve as such will nevertheless continue as a director of the Class of which he or she is a member, until the expiration of his or her current term or his earlier death, resignation or removal. If any newly created directorship or vacancy on the Board of Directors, consistent with the rule that the three Classes shall be as nearly equal in number of directors as possible, may be allocated to one or two or more Classes, then the Board of Directors shall allocate it to that of the available Classes whose term of office is due to expire at the earliest date following such allocation. When the Board of Directors fills a vacancy, the director chosen to fill that vacancy shall be of the same Class as the director he or she succeeds and shall hold office until such director's successor shall have been elected and qualified or until such director shall resign or shall have been removed. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

                                    ARTICLE X

                                 CORPORATE POWER

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation; provided, however, that any amendment of Article VIII or of this Article X will require an affirmative vote of the holders of seventy-five percent (75%) or more of the total voting power of all outstanding shares of voting stock of the Corporation.

TEXT OF PROPOSED CONFORMING AMENDMENT TO AMENDED AND RESTATED BYLAWS

        Section 3.01 Number of Directors and Term of Office. Unless otherwise provided in the Corporation's certificate of incorporation, the total number of directors of the Corporation shall be not less than five (5) nor more than nine
(9), with the actual total number of directors set from time to time exclusively by resolution of the Board of Directors. The Board of Directors shall consist of six members until changed by such a resolution. There shall be three classes of directors (each, a "Class"), known as Class 1, Class 2 and Class 3. The initial Class 1, Class 2 and Class 3 directors shall serve in office as follows: Class 1 shall retire at the first annual meeting of stockholders following the filing of the Corporation's Amended and Restated Certificate of Incorporation (the "Effective Date"), Class 2 shall retire at the second annual meeting of stockholders following the Effective Date, and Class 3 shall retire at the third annual meeting of stockholders following the Effective Date. This annual sequence shall be repeated thereafter. Each director in a Class shall be eligible for re-election if nominated, and such director's seat shall be open for election of a director, at the annual meeting of stockholders of the Corporation at which such Class shall retire, to hold office for three years or until his successor is elected or appointed.

        Any additional directors elected or appointed shall be elected or appointed to such Class as will ensure that the number of directors in each Class remains as nearly equal as possible, and if all Classes have an equal number of directors or if one Class has one director more than the other two Classes, then any additional directors elected or appointed shall be elected or appointed to the Class that does not have more directors than any other Class and is subject to election at an ensuing annual meeting before any other such Class.

        Vacancies due to resignation, death, increases in the number of directors, or any other cause shall be filled only by the Board of Directors (unless there are no directors, in which case vacancies will be filled by the stockholders) in accordance with the rule that each Class of directors shall be as nearly equal in number of directors as possible. Notwithstanding such rule, in the event of any change in the authorized number of directors each director then continuing to serve as such will nevertheless continue as a director of the Class of which he or she is a member, until the expiration of his or her current term or his earlier death, resignation or removal. If any newly created directorship or vacancy on the Board of Directors, consistent with the rule that the three Classes shall be as nearly equal in number of directors as possible, may be allocated to one or two or more Classes, then the Board of Directors shall allocate it to that of the available Classes whose term of office is due to expire at the earliest date following such allocation. When the Board of Directors fills a vacancy, the director chosen to fill that vacancy shall be of the same Class as the director he or she succeeds and shall hold office until such director's successor shall have been elected and qualified or until such director shall resign or shall have been removed. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

        The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Meeting, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and entitled to vote, is required to approve Proposal 5. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 5.

                                   PROPOSAL 6

               AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF
                        INCORPORATION - WRITTEN CONSENT

        The Board of Directors has voted unanimously to authorize an amendment to the Company's Restated Certificate of Incorporation to provide that stockholder action may be taken only at annual or special meetings of stockholders and not by stockholder written consent and to recommend such proposed amendment to the stockholders for adoption.

        Under Delaware law, unless otherwise provided in a company's certificate of incorporation, any action required or permitted to be taken by stockholders of a company may be taken without a meeting, without prior notice and without a stockholder vote if a written consent setting forth the action to be taken is signed by the holders of shares of outstanding stock having the requisite number of votes that would be necessary to authorize such an action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted. Currently, the Company's Restated Certificate of Incorporation does not prohibit stockholder action by written consent.

        The Board of Directors believes that the approval of Proposal 6 is advantageous to the Company and its stockholders. Proposal 6, if approved, would add a new Article IX (or if Proposal 5 is not approved, the new Article would be renumbered Article VIII) to the Restated Certificate of Incorporation, prohibiting stockholder action by written consent. This amendment would give all stockholders of the Company entitled to vote on a particular matter notice of, and the opportunity to participate in, the determination of any proposed action on such matter and the chance to take judicial or other action to protect their interests. It would enable the Company to set a record date for any stockholder voting and would reduce the possibility of disputes or confusion regarding the validity of purported stockholder action.

        In addition, the Board of Directors believes that the elimination of stockholder action by written consent is desirable to avoid untimely action in a context that might not permit stockholders to have the full benefit of the knowledge, advice and participation of the Company's management and Board of Directors. In the event of a proposed acquisition of the Company, the Board of Directors believes that the interests of stockholders will best be served by a transaction that results from negotiations based on careful consideration of the proposed terms. Although there can be no certainty as to the result of any particular negotiations, the Board believes that the intended effect of Proposal 6 of promoting negotiations concerning any proposed acquisition of the Company will be in the long-term interests of the Company and its stockholders.

        However, any provision in the Company's Restated Certificate of Incorporation which effectively requires a potential acquiror to negotiate with the Company's management and Board of Directors could be characterized as increasing management's and the Board of Directors' ability to retain their positions with the Company and to resist a transaction which may be deemed advantageous by certain stockholders.

        The elimination of action by written consent may deter acquisitions of the Company's stock and may delay, deter or impede stockholder action not approved by the Board of Directors. Such actions may include stockholder attempts to obtain control of the Board, unsolicited tender offers or other efforts to acquire control of the Company. Proposal 6 may impede or delay, at least until the next regularly scheduled annual meeting (and, if the proposal to adopt the Classified Board Provisions is approved, beyond such meeting), the initiation or consummation of business transactions, such as reorganizations, mergers, or recapitalizations, which are opposed by the Board of Directors even though sought by a majority of the stockholders. See "The Anti-Takeover Proposals."

        The Board of Directors has considered the advantages and possible disadvantages of this proposal and has unanimously determined that the adoption of this proposal is in the best interests of the Company and its stockholders.

TEXT OF PROPOSED AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

                                   ARTICLE IX

                      STOCKHOLDER ACTION BY WRITTEN CONSENT

        Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by a consent in writing by any such holders.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

        The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Meeting, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and entitled to vote, is required to approve Proposal 6. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 6.

                              STOCKHOLDER PROPOSALS

        Stockholders who wish to have proposals for action at the Company's 2000 Annual Meeting of Stockholders considered for inclusion in next year's proxy statement and form of proxy must cause their proposals to be received in writing by the Company at its address set forth on the first page of this Proxy Statement no later than December 15, 1999. Such proposals should be addressed to the Company's Secretary, and may be included in next year's proxy materials if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

        In addition, the Company's Amended and Restated Bylaws require that a stockholder give written notice of any proposal or the nomination of a director, addressed to the Secretary of the Company. Such written notice must be received by the Secretary not less than 90 days nor more than 120 days prior to the scheduled Annual Meeting of Stockholders, or if less than 95 days' notice or prior public disclosure of the date of the scheduled Annual Meeting of Stockholders is given or made, such written notice must be received by the Secretary not later than the close of business on the seventh day following the earlier of the date of the first public announcement of the date of such meeting and the date on which such notice of the scheduled meeting was mailed. Any notice to the Secretary regarding a stockholder proposal must include as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business and any stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Company's stock that are beneficially owned by the stockholder and by any other stockholder known by such stockholder to be supporting such matter on the date of such stockholder notice, and (d) any material interest of the stockholder in such business. Any notice to the Secretary regarding a nomination for the election of directors must include
(a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated, (b) the class and number of shares of the Company's stock that are beneficially owned by the stockholder and a representation that such stockholder intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such persons) pursuant to which the nomination or nominations are to be made by the stockholder, (d) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board, and (e) the consent of each nominee to serve as a director of the Company if so elected. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to any annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission.

                                  OTHER MATTERS

        The Board of Directors of the Company does not know of any other matters that are to be presented for action at the Meeting. If any other matters come before the Meeting or any adjournments and postponements thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.

                           INDEPENDENT PUBLIC AUDITORS

        By selection of the Company's Board of Directors, the firm of Ernst & Young LLP has served as the Company's auditor since its incorporation in 1989. The Board of Directors has again selected Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 1999. One or more representatives of Ernst & Young LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                                  ANNUAL REPORT

        The Company's Annual Report to Stockholders for calendar year ended December 31, 1998 has been mailed to stockholders concurrently with this Proxy Statement, but such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material.

San Diego, California
April 13, 1999

        STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES ON, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

                                                                      Appendix A

                         LA JOLLA PHARMACEUTICAL COMPANY
                            1994 STOCK INCENTIVE PLAN


                                    ARTICLE I
                               GENERAL PROVISIONS

        1.01 PURPOSE OF THE PLAN.

                La Jolla Pharmaceutical Company (the "COMPANY"), by action of its Board of Directors and with the consent of its stockholders, has adopted this La Jolla Pharmaceutical Company Stock Incentive Plan (the "PLAN") effective as of June 10, 1994 to advance the interests of the Company and its stockholders by (a) providing Eligible Persons with financial incentives to promote the success of the Company's business objectives, and to increase their proprietary interest in the success of the Company, and (b) giving the Company a means to attract and retain directors of appropriate experience and stature.

        1.02 DEFINITIONS.

                Terms used herein and not otherwise defined shall have the meanings set forth below:

                (a) "AWARD" means an Incentive Award or a Nonemployee Director's Option.

                (b) "BOARD" means the Board of Directors of the Company.

                (c) "CODE" means the Internal Revenue Code of 1986, as amended. Where the context so requires, a reference to a particular Code section shall also refer to any successor provision of the Code to such section.

                (d) "COMMISSION" means the Securities and Exchange Commission.

                (e) "COMMITTEE" means the committee appointed by the Board to administer the Plan. The Committee shall be composed entirely of members who meet the requirements of Section 1.04(a).

                (f) "COMMON STOCK" means the common stock of the Company, $0.01 par value.

                (g) "DIVIDEND EQUIVALENT" means a right granted by the Company under Section 2.07 to a holder of a Stock Option, Stock Appreciation Right, or other Incentive Award denominated in shares of Common Stock to receive from the Company during the Applicable Dividend Period (as defined in Section 2.07) payments equivalent to the amount of dividends payable to holders of the number of shares of Common Stock underlying such Stock Option, Stock Appreciation Right, or other Incentive Award.

                (h) "ELIGIBLE PERSON" shall include officers or key employees, consultants, and advisors of the Company (as determined by the Committee) other than Nonemployee Directors and members of the Committee.

                (i) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended. Where the context so requires, a reference to a particular section of the Exchange Act or rule thereunder shall also refer to any successor provision to such section or rule.

                (j) "FAIR MARKET VALUE" of capital stock of the Company shall be determined with reference to the closing price of such stock on the day in question (or, if such day is not a trading day in the U.S. securities markets, on the nearest preceding trading day), as reported with respect to the principal market or trading system on which such stock is then traded; or, if no such closing prices are reported, the mean between the high bid and low asked prices that day on the principal market or national quotation system on which such shares are then quoted; provided, however, that when appropriate, the Committee in determining Fair Market Value of capital stock of the Company may take into account such other factors as may be deemed appropriate under the circumstances. Notwithstanding the foregoing, the Fair Market Value of capital stock for purposes of grants of Incentive Stock Options shall be determined in compliance with applicable provisions of the Code. The Fair Market Value of rights or property other than capital stock of the Company means the fair market value thereof as determined by the Committee on the basis of such factors as it may deem appropriate.

                (k) "INCENTIVE AWARD" means any Stock Option, Restricted Stock, Stock Appreciation Right, Stock Payment, Performance Award or Dividend Equivalent granted or sold to an Eligible Person under this Plan, but not a Nonemployee Director's Option.

                (l) "INCENTIVE STOCK OPTION" means a Stock Option that qualifies as an incentive stock option under Section 422 (or any successor section) of the Code and the regulations thereunder.

                (m) "JUST CAUSE DISMISSAL" shall mean a termination of a Recipient's employment for any of the following reasons: (i) the Recipient violates any reasonable rule or regulation of the Board or the Recipient's superiors or the Chief Executive Officer or President of the Company that results in damage to the Company or which, after written notice to do so, the Recipient fails to correct within a reasonable time; (ii) any willful misconduct or gross negligence by the Recipient in the responsibilities assigned to him or her; (iii) any willful failure to perform his or her job as required to meet Company objectives; (iv) any wrongful conduct of a Recipient which has an adverse impact on the Company or which constitutes a misappropriation of Company assets; (v) the Recipient's performing services for any other person or entity which competes with the Company while he or she is employed by the Company, without the written approval of the Chief Executive Officer or President of the Company; or (vi) any other conduct that the Board or Committee determines constitutes Just Cause for Dismissal.

                (n) "NONEMPLOYEE DIRECTOR" means a director of the Company who qualifies as a "Nonemployee Director" under Rule 16b-3 under the Exchange Act.

                (o) "NONEMPLOYEE DIRECTOR'S OPTION" means a Stock Option granted to a Nonemployee Director pursuant to Article III of the Plan.

                (p) "NONQUALIFIED STOCK OPTION" means a Stock Option other than an Incentive Stock Option.

                (q) "OPTION" or "STOCK OPTION" means a right to purchase stock of the Company granted under this Plan, and can be an Incentive Stock Option or a Nonqualified Stock Option.

                (r) "PAYMENT EVENT" means the event or events giving rise to the right to payment of a Performance Award.

                (s) "PERFORMANCE AWARD" means an award, payable in cash, Common Stock or a combination thereof, which vests and becomes payable over a period of time upon attainment of performance criteria established in connection with the grant of the award.

                (t) "PERFORMANCE-BASED COMPENSATION" means performance-based compensation as described in Section 162(m) of the Code and the regulations thereunder. If the amount of compensation an Eligible Person will receive under any Incentive Award is not based solely on an increase in the value of Common Stock after the date of grant or award, the Committee, in order to qualify an Incentive Award as performance-based compensation under Section 162(m) of the Code and the regulations thereunder, can condition the grant, award, vesting, or exercisability of such an award on the attainment of a preestablished, objective performance goal. For this purpose, a preestablished, objective performance goal may include one or more of the following performance criteria: (i) cash flow,
(ii) earnings per share (including earnings before interest, taxes, and amortization), (iii) return on equity, (iv) total stockholder return, (v) return on capital, (vi) return on assets or net assets, (vii) income or net income,
(viii) operating margin, (ix) return on operating revenue, (x) attainment of stated goals related to the Company's research and development or clinical trials programs, (xi) attainment of stated goals related to the Company's capitalization, costs, financial condition, or results of operations, and (xii) any other similar performance criteria contemplated by the regulations under
Section 162(m).

                (u) "PERMANENT DISABILITY" shall mean that the Recipient becomes physically or mentally incapacitated or disabled so that he or she is unable to perform substantially the same services as he or she performed prior to incurring such incapacity or disability (the Company, at its option and expense, being entitled to retain a physician to confirm the existence of such incapacity or disability, and the determination of such physician to be binding upon the Company and the Recipient), and such incapacity or disability continues for a period of three consecutive months or six months in any twelve-month period or such other period(s) as may be determined by the Committee with respect to any Option.

                (v) "PURCHASE PRICE" means the purchase price (if any) to be paid by a Recipient for Restricted Stock as determined by the Committee (which price shall be at least equal to the minimum price required under applicable laws and regulations for the issuance of

Common Stock which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met).

                (w) "RECIPIENT" means a person who has received an Award hereunder.

                (x) "RESTRICTED STOCK" means Common Stock that is the subject of an award made under Section 2.04 and which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met as set forth in this Plan and in any statement evidencing the grant of such Incentive Award.

                (y) "SECURITIES ACT" means the Securities Act of 1933, as amended.

                (z) "STOCK APPRECIATION RIGHT" or "SAR" means a right granted under Section 2.05 to receive a payment that is measured with reference to the amount by which the Fair Market Value of a specified number of shares of Common Stock appreciates from a specified date, such as the date of grant of the SAR, to the date of exercise.

                (aa) "STOCK PAYMENT" means a payment in shares of the Company's Common Stock to replace all or any portion of the compensation (other than base salary) that would otherwise become payable to a Recipient.

        1.03 COMMON STOCK SUBJECT TO THE PLAN.

                (a) Number of Shares. Subject to Section 1.05(b), the maximum number of shares of Common Stock that may be issued pursuant to Awards under the Plan shall be 1,750,000.

                (b) Source of Shares. The Common Stock to be issued under this Plan will be made available, at the discretion of the Board or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

                (c) Availability of Unused Shares. Shares of Common Stock subject to unexercised portions of any Award granted under this Plan that expire, terminate or are cancelled, and shares of Common Stock issued pursuant to an Award under this Plan that are reacquired by the Company pursuant to the terms of the Award under which such shares were issued, will again become available for the grant of further Awards under this Plan.

                (d) Grant Limits. Notwithstanding any other provision of this Plan, no Eligible Person shall be granted Awards with respect to more than 250,000 shares of Common Stock in any one calendar year; provided, however, that this limitation shall not apply if it is not required in order for the compensation attributable to Incentive Awards hereunder to qualify as Performance-Based Compensation. The limitation set forth in this Section 1.03(d) shall be subject to adjustment as provided in Section 1.05(b), but only to the extent such adjustment would not affect the status of compensation attributable to Awards hereunder as Performance-Based Compensation.

        1.04 ADMINISTRATION OF THE PLAN.

                (a) The Committee. The Plan will be administered by the Committee, which will consist of two or more members of the Board each of whom must be a Nonemployee Director; provided, however, that the number of members of the Committee may be reduced or increased from time to time by the Board. In addition, if Awards are to be made to persons subject to Section 162(m) of the Code and such awards are intended to constitute Performance-Based Compensation, then each of the Committee's members must also be an "outside director," as such term is defined in the regulations under Section 162(m) of the Code. Notwithstanding the foregoing or any provision of the Plan to the contrary, the Board may, in lieu of the Committee, exercise any authority granted to the Committee pursuant to the provisions of the Plan.

                (b) Authority of the Committee. The Committee has authority in its discretion to select the Eligible Persons to whom, and the time or times at which, Incentive Awards shall be granted or sold, the nature of each Incentive Award, the number of shares of Common Stock or the number of rights that make up or underlie each Incentive Award, the period for the exercise of each Incentive Award, the performance criteria (which need not be identical) utilized to measure the value of Performance Awards, and such other terms and conditions applicable to each individual Incentive Award as the Committee shall determine. The Committee may grant at any time new Incentive Awards to an Eligible Person who has previously received Incentive Awards or other grants (including other stock options) whether such prior Incentive Awards or such other grants are still outstanding, have previously been exercised in whole or in part, or are cancelled in connection with the issuance of new Incentive Awards. The Committee may grant Incentive Awards singly or in combination or in tandem with other Incentive Awards as it determines in its discretion. The purchase price or initial value and any and all other terms and conditions of the Incentive Awards may be established by the Committee without regard to existing Incentive Awards or other grants. Further, the Committee may, with the consent of an Eligible Person, amend in a manner not inconsistent with the Plan the terms of any existing Incentive Award previously granted to such Eligible Person.

                (c) Plan Interpretation. Subject to the express provisions of the Plan, the Committee has the authority to interpret the Plan and any agreements defining the rights and obligations of the Company and Recipients, to determine the terms and conditions of Incentive Awards and to make all other determinations necessary or advisable for the administration of the Plan. The Committee has authority to prescribe, amend and rescind rules and regulations relating to the Plan. All interpretations, determinations and actions by the Committee shall be final, conclusive and binding upon all parties. Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

                (d) Special Rules Regarding Article III. Notwithstanding anything herein to the contrary, the Committee shall have no authority or discretion as to the selection of persons eligible to receive Nonemployee Directors' Options granted under the Plan, the number of shares covered by Nonemployee Directors' Options granted under the Plan, the timing of such grants, or the exercise price of Nonemployee Directors' Options granted under the Plan, which matters are specifically governed by the provisions of the Plan.

                (e) No Liability. No member of the Board or the Committee or any designee thereof will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any transaction arising under the Plan.

        1.05 OTHER PROVISIONS.

                (a) Documentation. Each Award granted under the Plan shall be evidenced by an award agreement duly executed on behalf of the Company and by the Recipient or, in the Committee's discretion, a confirming memorandum issued by the Company to the Recipient (in either case an "AWARD DOCUMENT") evidencing the Award and setting forth such terms and conditions applicable to the Award as the Committee may in its discretion determine consistent with the Plan, provided that the Committee shall exercise no discretion with respect to Nonemployee Directors' Options, which shall reflect only the terms of the Award as set forth in Article III and certain administrative matters dictated by the Plan. Award Documents shall comply with and be subject to the terms and conditions of the Plan. A copy of the Plan shall be delivered to each Award Recipient together with the Award Document, and shall constitute a part thereof. In case of any conflict between the Plan and any Award Document, the Plan shall control. Various Award Documents covering the same types of Awards may but need not be identical.

                (b) Adjustment Provisions.

                If (1) the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), through merger, consolidation, sale or exchange of all or substantially all of the properties of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution with respect to such shares of Common Stock (or any stock or securities received with respect to such Common Stock), or (2) the value of the outstanding shares of Common Stock of the Company is reduced by reason of an extraordinary cash dividend, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares subject to the Plan as provided in Section 1.03, (y) the number and kind of shares or other securities subject to then outstanding Awards, and (z) the price for each share or other unit of any other securities subject to then outstanding Awards. No fractional interests will be issued under the Plan resulting from any such adjustments.

                (c) Continuation of Employment.

                        (i) Nothing contained in this Plan (or in Award Documents or in any other documents related to this Plan or to Awards granted hereunder) shall confer upon any Eligible Person or Recipient any right to continue in the employ of the Company or constitute any contract or agreement of employment or engagement, or interfere in any way with the right of the Company to reduce such person's compensation or other benefits or to terminate the employment of such Eligible Person or Recipient, with or without cause. Except as expressly provided in the Plan or in any statement evidencing the grant of an Award pursuant to the Plan, the Company shall have the right to deal with each Recipient in the same manner as if the Plan and any such statement evidencing the grant of an Award pursuant to the Plan did not exist, including, without limitation, with respect to all matters related to the hiring, discharge, compensation and conditions of the employment or engagement of the Recipient.

                        (ii) Any question(s) as to whether and when there has been a termination of a Recipient's employment, the reason (if any) for such termination, and/or the consequences thereof under the terms of the Plan or any statement evidencing the grant of an Award pursuant to the Plan shall be determined by the Committee and the Committee's determination thereof shall be final and binding.

                (d) Restrictions. All Awards granted under the Plan shall be subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the shares subject to Awards granted under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such an Award or the issuance, if any, or purchase of shares in connection therewith, such Award may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Unless the shares of stock to be issued upon exercise of an Award granted under the Plan have been effectively registered under the Securities Act, the Company shall be under no obligation to issue any shares of stock covered by any Award unless the person who exercises such Award, in whole or in part, shall give a written representation and undertaking to the Company satisfactory in form and scope to counsel to the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares of stock issued to him or her pursuant to such exercise of the Award for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares of stock, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act, or any other applicable law, and that if shares of stock are issued without such registration, a legend to this effect may be endorsed upon the securities so issued.

                (e) Additional Conditions. Any Incentive Award may also be subject to such other provisions (whether or not applicable to any other Award or Recipient) as the Committee determines appropriate including, without limitation, provisions to assist the Recipient in financing the purchase of Common Stock through the exercise of Stock Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Common Stock acquired under any form of benefit, provisions giving the Company the right to repurchase shares of Common Stock acquired under any form of benefit in the event the Recipient elects to dispose of such shares, and provisions to comply with federal and state securities laws and federal and state income tax withholding requirements.

                (f) Privileges of Stock Ownership. Except as otherwise set forth herein, a Recipient or a permitted transferee of an Award shall have no rights as a shareholder with respect to any shares issuable or issued in connection with the Award until the date of the receipt by the Company of all amounts payable in connection with exercise of the Award and performance by the Recipient of all obligations thereunder. Status as an Eligible Person shall not be construed as a commitment that any Award will be granted under this Plan to an Eligible Person or to Eligible Persons generally. No person shall have any right, title or interest in any fund or in any specific asset (including shares of capital stock) of the Company by reason of any Award granted hereunder. Neither this Plan (or any documents related hereto) nor any action taken pursuant hereto shall be construed to create a trust of any kind or a fiduciary relationship between the Company and any person. To the extent that any person acquires a right to receive an Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

                (g) Amendment and Termination of Plan: Amendment of Incentive Awards.

                        (i) The Board or the Committee may, insofar as permitted by law, from time to time suspend or discontinue the Plan or revise or amend it in any respect except that no such amendment shall alter or impair or diminish any rights or obligations under any Award theretofore granted under the Plan without the consent of the person to whom such Award was granted , and except that such amendments shall be subject to stockholder approval to the extent (A) required to comply with the listing requirements imposed by any exchange or trading system upon which the Company's securities trade or applicable provisions of or rules under the Code, or (B) the Board determines in good faith that such amendments are material to stockholders.

                        (ii) The Committee may from time to time, with the consent of a Recipient, make such modifications in the terms and conditions of an Incentive Award as it deems advisable, including to accelerate or extend the vesting or exercise period of any Incentive Award, provided that performance conditions to vesting of Restricted Stock shall not be waived.

                        (iii) Except as otherwise provided in this Plan or in the applicable Award Document, no amendment, suspension or termination of the Plan will, without the consent of the Recipient, alter, terminate, impair or adversely affect any right or obligation under any Award previously granted under the Plan.

                (h) Nonassignability. No Award granted under the Plan shall be assignable or transferable except (i) by will or by the laws of descent and distribution, or (ii) subject to the final sentence of this subsection (h), upon dissolution of marriage pursuant to a qualified domestic relations order or, in the discretion of the Committee and under circumstances that would not adversely affect the interests of the Company. During the lifetime of a Recipient, an Award granted to him or her shall be exercisable only by the Recipient (or the Recipient's permitted transferee) or his or her guardian or legal representative. Notwithstanding the foregoing, Incentive Stock Options (or other Awards subject to transfer restrictions under the Code) may not be assigned or transferred in violation of Section 422(b)(5) of the Code (or any comparable or successor provision) or the Treasury Regulations thereunder, and nothing herein is intended to allow such assignment or transfer.

                (i) Other Compensation Plans. The adoption of the Plan shall not affect any other stock option, incentive or other compensation plans in effect for the Company, and the Plan shall not preclude the Company from establishing any other forms of incentive or other compensation for employees, directors, or advisors of the Company.

                (j) Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

                (k) Participation By Foreign Employees. Notwithstanding anything to the contrary herein, the Committee may, in order to fulfill the purposes of the Plan, modify grants of Incentive Awards to Recipients who are foreign nationals or employed outside of the United States to recognize differences in applicable law, tax policy or local custom.

                (l) Effective Date And Duration of Plan. Awards may be granted under the Plan until the tenth anniversary of the effective date of the Plan, whereupon the Plan shall terminate. No Awards may be granted during any suspension of this Plan or after its termination. Notwithstanding the foregoing, each Award properly granted under the Plan shall remain in effect until such Award has been exercised or terminated in accordance with its terms and the terms of the Plan.

                                   ARTICLE II
                                INCENTIVE AWARDS

        2.01 GRANTS OF INCENTIVE AWARDS. Subject to the express provisions of this Plan, the Committee may from time to time in its discretion select from the class of Eligible Persons those individuals to whom Incentive Awards may be granted pursuant to its authority as set forth in Section 1.04(b). Each Incentive Award shall be subject to the terms and conditions of the Plan and such other terms and conditions established by the Committee as are not inconsistent with the purpose and provisions of the Plan. One or more Incentive Awards may be granted to any Eligible Person. Nonemployee Directors shall not be eligible to receive Incentive Awards.

        2.02 STOCK OPTIONS.

                (a) Nature of Stock Options. Stock Options may be Incentive Stock Options or Nonqualified Stock Options.

                (b) Option Price. The exercise price per share for each Option (other than a Nonemployee Director's Option) (the "EXERCISE PRICE") shall be determined by the Committee at the date such Option is granted and shall not be less than the Fair Market Value of a share of Common Stock (or other securities, as applicable) at the time of grant, except that the Exercise Price for a Nonqualified Stock Option may reflect a discount of up to 15% of the Fair Market Value at the time of grant if the amount of such discount is expressly in lieu of a reasonable amount of salary or cash bonus. Notwithstanding the foregoing, however, in no event shall the exercise price be less than the par value of the shares of Common Stock subject to the Option, and the exercise price of an Incentive Stock Option shall be not less than such amount as is necessary to enable such Option to be treated as an "incentive stock option" within the meaning of Section 422 of the Code.

                (c) Option Period and Vesting. Options (other than Nonemployee Directors' Options) hereunder shall vest and may be exercised as determined by the Committee, except that exercise of such Options after termination of the Recipient's employment shall be subject to Section 2.02(g). Each Option granted hereunder (other than a Nonemployee Directors Option) and all rights or obligations thereunder shall expire on such date as shall be determined by the Committee, but not later than ten years after the date the Option is granted and shall be subject to earlier termination as herein provided. The Committee may in its discretion at any time and from time to time after the grant of an Option (other than a Nonemployee Director's Option) accelerate vesting of such Option in whole or part by increasing the number of shares then purchasable, provided that the total number of shares subject to such Option may not be increased.

                (d) Exercise of Options. Except as otherwise provided herein, an Option may become exercisable, in whole or in part, on the date or dates specified by the Committee (or, in the case of Nonemployee Directors' Options, the Plan) at the time the Option is granted and thereafter shall remain exercisable until the expiration or earlier termination of the Option. No Option shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded. Not less than 100 shares of stock (or such other amount as is set forth in the applicable option agreement) may be purchased at one time unless the number purchased is the total number at the time available for purchase under the terms of the Option. An Option shall be deemed to be exercised when the Secretary of the Company receives written notice of such exercise from the Recipient, together with payment of the exercise price made in accordance with Section 2.02(e). Upon proper exercise, the Company shall deliver to the person entitled to exercise the Option or his or her designee a certificate or certificates for the shares of stock for which the Option is exercised. Notwithstanding any other provision of this Plan, the Committee may impose, by rule and in option agreements, such conditions upon the exercise of Options (including, without limitation, conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including without limitation Rule 16b-3 (or any successor rule) under the Exchange Act and any applicable section of or rule under the Internal Revenue Code.

                (e) Exercise Price. The Exercise Price shall be payable upon the exercise of an Option by delivery of legal tender of the United States or payment of such other consideration as the Committee may from time to time deem acceptable in any particular instance, including without limitation delivery of capital stock of the Company (delivered by or on behalf of the person exercising the Option or retained by the Company from the Common Stock otherwise issuable upon exercise and valued at Fair Market Value as of the exercise date) or surrender of other Awards previously granted to the Recipient exercising the Option; provided, however, that the Committee may, in the exercise of its discretion, (i) allow exercise of an Option in a broker-assisted or similar transaction in which the Exercise Price is not received by the Company until immediately after exercise, and/or (ii) allow the Company to loan the Exercise Price to the person entitled to exercise the Option, if the exercise will be followed by an immediate sale of some or all of the underlying shares and a portion of the sales proceeds is dedicated to full payment of the Exercise Price. Any shares of Company stock or other non-cash consideration assigned and delivered to the Company in payment or partial payment of the Exercise Price will be valued at Fair Market Value on the exercise date. No fractional shares will be issued pursuant to the exercise of an Option.

                (f) Limitation on Exercise of Incentive Stock Options. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Recipient under the Plan (or any other option plan of the Company or any of its subsidiaries or affiliates) may for the first time become exercisable as Incentive Stock Options under the federal tax laws during any one calendar year shall not exceed $100,000. Any Options granted as Incentive Stock Options pursuant to the Plan in excess of such limitation shall be treated as Nonqualified Stock Options.

                (g) Termination of Employment.

                        (i) Termination for Cause. Except as otherwise provided in a written agreement between the Company and the Recipient, which may be entered into at any time before or after termination, in the event of a Just Cause Dismissal of a Recipient all of the Recipient's unexercised Options, whether or not vested, shall expire and become unexercisable as of the date of such Just Cause Dismissal.

                        (ii) Termination other than for Cause. Subject to subsection (i) above and subsection (iii) below, and except as otherwise provided in a written agreement between the Company and the Recipient, which may be entered into at any time before or after termination, in the event of a Recipient's termination of employment for:

                                (A) any reason other than for Just Cause
        Dismissal, death, or Permanent Disability, or normal retirement, the Recipient's Options shall, whether or not vested, expire and become unexercisable as of the earlier of (1) the date such Options would expire in accordance with their terms if the Recipient remained employed or (2) three calendar months after the date of termination in the case of Incentive Stock Options, or six months after the date of termination, in the case of Nonqualified Stock Options.

                                (B) death or Permanent Disability, the
        Recipient's unexercised Options shall, whether or not vested, expire and become unexercisable as of the earlier of (1) the date such Options would expire in accordance with their terms if the Recipient remained employed or (2) twelve (12) months after the date of termination.

                                (C) normal retirement, the Recipient's
        unexercised Options shall, whether or not vested, expire and become unexercisable as of the earlier of (A) the date such Options expire in accordance with their terms or (B) twenty-four (24) months after the date of retirement.

                        (iii) Alteration of Exercise Periods. Notwithstanding anything to the contrary in subsections (i) or (ii) above, the Committee may in its discretion designate such shorter or longer periods to exercise Options (other than Nonemployee Directors' Options) following a Recipient's termination of employment; provided, however, that any shorter periods determined by the Committee shall be effective only if provided for in the instrument that evidences the grant to the Recipient of such Options or if such shorter period is agreed to in writing by the Recipient. Notwithstanding anything to the contrary herein, Options shall be exercisable by a Recipient (or his successor in interest) following such Recipient's termination of employment only to the extent that installments thereof had become exercisable on or prior to the date of such termination; provided, however, that the Committee, in its discretion, may elect to accelerate the vesting of all or any portion of any Options that had not become exercisable on or prior to the date of such termination.

        2.03 PERFORMANCE AWARDS.

                (a) Grant of Performance Award. The Committee shall determine the performance criteria (which need not be identical and may be established on an individual or group basis) governing Performance Awards, the terms thereof, and the form and time of payment of Performance Awards.

                (b) Payment of Award; Limitation. Upon satisfaction of the conditions applicable to a Performance Award, payment will be made to the Recipient in cash or in shares of Common Stock valued at Fair Market Value or a combination of Common Stock and cash, as the Committee in its discretion may determine. Notwithstanding any other provision of this Plan, no Eligible Person shall be paid a Performance Award in excess of $1,000,000 in any one calendar year; provided, however, that this limitation shall not apply if it is not required in order for the compensation attributable to the Performance Award hereunder to qualify as Performance-Based Compensation.

                (c) Expiration of Performance Award. If any Recipient's employment with the Company is terminated for any reason other than normal retirement, death, or Permanent Disability prior to the time a Performance Award or any portion thereof becomes payable, all of the Recipient's rights under the unpaid portion of the Performance Award shall expire and terminate unless otherwise determined by the Committee. In the event of termination of employment by reason of death, Permanent Disability or normal retirement, the Committee, in its discretion, may determine what portions, if any, of the Performance Award should be paid to the Recipient.

        2.04 RESTRICTED STOCK.

                (a) Award of Restricted Stock. The Committee may grant awards of Restricted Stock to Eligible Participants. The Committee shall determine the Purchase Price (if any), the terms of payment of the Purchase Price, the restrictions upon the Restricted Stock, and when such restrictions shall lapse, provided that the restriction period shall be at least one year for performance-based grants and three years for non-performance-based grants.

                (b) Requirements of Restricted Stock. All shares of Restricted Stock granted or sold pursuant to the Plan will be subject to the following conditions:

                        (i) No Transfer. The shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered until the restrictions are removed or expire;

                        (ii) Certificates. The Committee may require that the certificates representing Restricted Stock granted or sold to a Recipient pursuant to the Plan remain in the physical custody of an escrow holder or the Company until all restrictions are removed or expire;

                        (iii) Restrictive Legends. Each certificate representing Restricted Stock granted or sold to a Recipient pursuant to the Plan will bear such legend or legends making reference to the restrictions imposed upon such Restricted Stock as the Committee in its discretion deems necessary or appropriate to enforce such restrictions; and

                        (iv) Other Restrictions. The Committee may impose such other conditions on Restricted Stock as the Committee may deem advisable including, without limitation, restrictions under the Securities Act, under the Exchange Act, under the requirements of any stock exchange upon which such Restricted Stock or shares of the same class are then listed and under any blue sky or other securities laws applicable to such shares.

                (c) Rights of Recipient. Subject to the provisions of Section 2.04(b) and any restrictions imposed upon the Restricted Stock, the Recipient will have all rights of a stockholder with respect to the Restricted Stock granted or sold to such Recipient under the Plan, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

                (d) Termination of Employment. Unless the Committee in its discretion determines otherwise, upon a Recipient's termination of employment for any reason, all of the Recipient's Restricted Stock remaining subject to restrictions imposed pursuant to the Plan on the date of such termination of employment shall be repurchased by the Company at the Purchase Price (if any).

        2.05 STOCK APPRECIATION RIGHTS.

                (a) Granting of Stock Appreciation Rights. The Committee may approve the grant to Eligible Persons of Stock Appreciation Rights, related or unrelated to Options, at any time.

                (b) SARs Related to Options.

                        (i) A Stock Appreciation Right granted in connection with an Option granted under this Plan will entitle the holder of the related Option, upon exercise of the Stock Appreciation Right, to surrender such Option, or any portion thereof to the extent unexercised, with respect to the number of shares as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 2.05(b)(iii). Such Option will, to the extent surrendered, then cease to be exercisable.

                        (ii) A Stock Appreciation Right granted in connection with an Option hereunder will be exercisable at such time or times, and only to the extent that, the related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

                        (iii) Upon the exercise of a Stock Appreciation Right related to an Option, the Holder will be entitled to receive payment of an amount determined by multiplying: (i) the difference obtained by subtracting the Exercise Price of a share of Common Stock specified in the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right (or as of such other date or as of the occurrence of such event as may have been specified in the instrument evidencing the grant of the Stock Appreciation Right), by (ii) the number of shares as to which such Stock Appreciation Right is exercised.

                (c) SARs Unrelated to Options. The Committee may grant Stock Appreciation Rights unrelated to Options to Eligible Persons. Section 2.05(b)(iii) shall be used to determine the amount payable at exercise under such Stock Appreciation Right, except that in lieu of the Option Exercise Price specified in the related Option the initial base amount specified in the Incentive Award shall be used.

                (d) Limits. Notwithstanding the foregoing, the Committee, in its discretion, may place a dollar limitation on the maximum amount that will be payable upon the exercise of a Stock Appreciation Right under the Plan.

                (e) Payments. Payment of the amount determined under the foregoing provisions may be made solely in whole shares of Common Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, in cash or in a combination of cash and shares of Common Stock as the Committee deems advisable. The Committee has full discretion to determine the form in which payment of a Stock Appreciation Right will be made and to consent to or disapprove the election of a Recipient to receive cash in full or partial settlement of a Stock Appreciation Right. If the Committee decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

                (f) Rule 16b-3. The Committee may, at the time a Stock Appreciation Right is granted, impose such conditions on the exercise of the Stock Appreciation Right as may be required to satisfy the requirements of Rule 16b-3 under the Exchange Act (or any other comparable provisions in effect at the time or times in question).

                (g) Termination of Employment. Section 2.02(g) will govern the treatment of Stock Appreciation Rights upon the termination of a Recipient's employment with the Company.

        2.06 STOCK PAYMENTS.

                The Committee may approve Stock Payments of the Company's Common Stock to any Eligible Person for all or any portion of the compensation (other than base salary) or other payment that would otherwise become payable by the Company to the Eligible Person in cash.

        2.07 DIVIDEND EQUIVALENTS.

                The Committee may grant Dividend Equivalents to any Recipient who has received a Stock Option, SAR, or other Incentive Award denominated in shares of Common Stock. Such Dividend Equivalents shall be effective and shall entitle the recipients thereof to payments during the "APPLICABLE DIVIDEND PERIOD," which shall be (i) the period between the date the Dividend Equivalent is granted and the date the related Stock Option, SAR, or other Incentive Award is exercised, terminates, or is converted to Common Stock, or (ii) such other time as the Committee may specify in the written instrument evidencing the grant of the Dividend Equivalent. Dividend Equivalents may be paid in cash, Common Stock, or other Incentive Awards; the amount of Dividend Equivalents paid other than in cash shall be determined by the Committee by application of such formula as the Committee may deem appropriate to translate the cash value of dividends paid to the alternative form of payment of the Dividend Equivalent. Dividend Equivalents shall be computed as of each dividend record date and shall be payable to recipients thereof at such time as the Committee may determine. Notwithstanding the foregoing, if it is intended that an Incentive Award qualify as Performance-Based Compensation and the amount of the compensation the Eligible Person could receive under the award is based solely on an increase in value of the underlying stock after the date of grant or award (i.e., the grant, vesting, or exercisability of the award is not conditioned upon the attainment of a preestablished, objective performance goal described in Section 1.02(t)), then the payment of any Dividend Equivalents related to the award shall not be made contingent on the exercise of the award.

                                   ARTICLE III
                         NONEMPLOYEE DIRECTOR'S OPTIONS

        3.01 GRANTS OF INITIAL OPTIONS.

                Each Nonemployee Director shall, upon first becoming a Nonemployee Director, receive a one-time grant of a Nonemployee Director's Option to purchase up to 40,000 shares of the Company's Common Stock at an exercise price per share equal to the Fair Market Value of the Company's Common Stock on the date of grant, subject to (i) vesting as set forth in Section 3.04, and (ii) adjustment as set forth in Section 1.05(b). Options granted under this
Section 3.01 are "INITIAL OPTIONS" for purposes hereof.

        3.02 GRANTS OF ADDITIONAL OPTIONS.

                Each Nonemployee director shall also receive, upon each re-election to the Company's Board of Directors, an automatic grant of a Nonemployee Director's Option to purchase up to 5,000 shares of the Company's Common Stock at an exercise price per share equal to the Fair Market Value of the Company's Common Stock on the date of grant, subject to (i) vesting as set forth in Section 3.04, and (ii) adjustment as set forth in Section 1.05(b). Options granted under this Section 3.02 are "ADDITIONAL OPTIONS" for purposes hereof.

        3.03 EXERCISE PRICE.

                The exercise price for Nonemployee Directors' Options shall be payable as set forth in Section 2.02(e).

        3.04 VESTING AND EXERCISE.

                Initial Options shall vest and become exercisable with respect to 25% of the underlying shares on the grant date and with respect to an additional 25% of the underlying shares on the dates of each of the first three annual meetings of the Company's stockholders following the grant date, but only if on the date of each such annual meeting, the Recipient is continuing as a director of the Company for the ensuing year, provided, however, that if the grant date is within six months of the ensuing annual meeting of the Company's stockholders, then after vesting of the Option with respect to 25% of the underlying shares on the grant date, the Option will vest with respect to an additional 25% of the underlying shares on the dates of each of the second, third, and fourth annual meetings of the Company's stockholders following the grant date, but only if, on the date of each such annual meeting, the Recipient is continuing as a director for the ensuing year. Additional Options shall vest and become exercisable upon the earlier of (a) the first anniversary of the grant date or (b) immediately prior to the annual meeting of stockholders of the Company next following the grant date, if the optionee has remained a director for the entire period from the date of grant to such earlier date. Notwithstanding the foregoing, however, Initial Options and Additional Options that have not vested and become exercisable at the time the optionee ceases to be a director shall terminate.

        3.05 TERM OF OPTIONS AND EFFECT OF TERMINATION.

                No Nonemployee Directors' Option shall be exercisable after the expiration of ten years from the effective date of its grant. In the event that the Recipient of a Nonemployee Director's Option shall cease to be a director of the Company, all Nonemployee Directors' Options granted to such Recipient shall be exercisable, to the extent already exercisable at the date such Recipient ceases to be a director and regardless of the reason the Recipient ceases to be a director, for a period of five (5) years after that date (or, if sooner, until the expiration of the option according to its terms). In the event of the death of a Recipient of a Nonemployee Director's Option while such Recipient is a director of the Company or within the period after termination of such status during which he or she is permitted to exercise such Option, such Option may be exercised by any person or persons designated by the Recipient on a Beneficiary Designation Form adopted by the Company for such purpose or, if there is no effective Beneficiary Designation Form on file with the Company, by the executors or administrators of the Recipient's estate or by any person or persons who shall have acquired the option directly from the Recipient by his or her will or the applicable laws of descent and distribution.

                                   ARTICLE IV
                      RECAPITALIZATIONS AND REORGANIZATIONS

        4.01 CORPORATE TRANSACTIONS.

                If the Company shall be the surviving corporation in any merger or consolidation, each outstanding Option shall pertain and apply to the securities to which a holder of the same number of shares of Common Stock that are subject to that Option would have been entitled. In the event of a Change in Control (as defined below), all Nonemployee Directors' Options and any Incentive Awards specified by the Committee or the Board shall immediately vest and become exercisable, and all conditions thereto shall be deemed to have been met. For purposes hereof, a "Change in Control" means the following and shall be deemed to occur if any of the following events occur:

                        (i) Except as provided by subsection (iii) hereof, the acquisition (other than from the Company) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of forty percent (40%) or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

                        (ii) Individuals who, as of the effective date of the Plan, constitute the Board of Directors of the Company (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, is or was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                        (iii) Approval by the stockholders of the Company of a reorganization, merger or consolidation with any other person, entity or corporation, other than

                                (A) a merger or consolidation which would result
                in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company and such other entity outstanding immediately after such merger or consolidation, or

                                (B) a merger or consolidation effected to
                implement a recapitalization of the Company (or similar transaction) in which no person acquires forty percent (40%) or more of the combined voting power of the Company's then outstanding voting securities; or

                        (iv) Approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or other disposition by the Company of all or substantially all of the Company's assets.

Notwithstanding the preceding provisions of this Section 4.01, a Change in Control shall not be deemed to have occurred (l) if the "person" described in the preceding provisions of this Section 4.01 is an underwriter or underwriting syndicate that has acquired the ownership of 50% or more of the combined voting power of the Company's then outstanding voting securities solely in connection with a public offering of the Company's securities, or (2) if the "person" described in the preceding provisions of this Paragraph is an employee stock ownership plan or other employee benefit plan maintained by the Company that is qualified under the provisions of the Employee Retirement Income Security Act of 1974, as amended.

        4.02 DETERMINATION BY THE COMMITTEE.

                To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all of any part of its business or assets.

                         LA JOLLA PHARMACEUTICAL COMPANY
                             6455 NANCY RIDGE DRIVE
                               SAN DIEGO, CA 92121

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints Steven B. Engle and Wood C. Erwin, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated on the reverse all shares of Common Stock of La Jolla Pharmaceutical Company (the "Company") held of record by the undersigned on March 17, 1999 at the Annual Meeting of Stockholders to be held on May 13, 1999, and at any postponements and adjournments thereof. The proposals referred to on the reverse side of this proxy are described in the Proxy Statement for the Annual Meeting of Stockholders dated April 13, 1999.

                CONTINUED ON THE REVERSE SIDE AND IS TO BE SIGNED

A    [X] Please mark your votes as in this example.


                               FOR all nominees        WITHHOLD AUTHORITY      Nominees:
                               listed at right          to vote for all        Thomas H. Adams, Ph.D.
                              (except as marked           nominees             William E. Engbers
                            to the contrary below)     listed at right         Steven B. Engle
1. ELECTION OF DIRECTORS             [ ]                     [ ]               Robert A. Fildes, Ph.D.
                                                                               W. Leigh Thompson, M.D., Ph.D.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, LINE THROUGH OR OTHERWISE STRIKE OUT THE NOMINEE'S NAME AT RIGHT


2. Approval of an amendment to the La Jolla Pharmaceutical Company 1994 Stock Incentive Plan to increase by 750,000 the total number of shares of the Company's Common Stock that may be issued pursuant to such plan.

                        FOR         AGAINST        ABSTAIN
                        [ ]           [ ]            [ ]

3. Approval of an amendment to the La Jolla Pharmaceutical Company 1994 Stock Incentive Plan to include non-employee directors, including members of the Board's Compensation Committee, within the group of persons eligible to receive stock options (in addition to awards of non-employee directors' options that each such director is already eligible to receive under such plan), restricted stock, stock appreciation rights, stock payments, performance awards of cash and/or stock, and dividend equivalents under such plan.

                        FOR         AGAINST        ABSTAIN
                        [ ]           [ ]            [ ]

4. Approval of an amendment to the La Jolla Pharmaceutical Company Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock to 100,000,000.

                        FOR         AGAINST        ABSTAIN
                        [ ]           [ ]            [ ]

5. Approval of an amendment to the La Jolla Pharmaceutical Company (a) Restated Certificate of Incorporation to (i) implement a classified board of directors divided into three classes of directors, (ii) provide that only the Board may set by resolution the number of directors within the specified range, (iii) provide that only the Board may fill vacancies on the Board and that any director appointed to fill a vacancy will serve for the remainder of the full term of the class in which the vacancy occurred, and (iv) require a vote of 75% of the Company's stockholders to amend or repeal the foregoing provisions; and (b) Amended and Restated Bylaws to conform to the foregoing.

                        FOR         AGAINST        ABSTAIN
                        [ ]           [ ]            [ ]

6. Approval of an amendment to the La Jolla Pharmaceutical Company Restated Certificate of Incorporation to prohibit stockholder action by written consent.

                        FOR         AGAINST        ABSTAIN
                        [ ]           [ ]            [ ]

7. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4, 5 and 6.

        PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.


SIGNATURE                 DATE        SIGNATURE                   DATE
         -----------------     ------           ------------------     ---------
                                                 IF HELD JOINTLY

Please sign exactly as your name appears hereon. When shares are held by joint tenants both should sign. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please sign as such and include such title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.